As Filed With the Securities and Exchange Commission on September 9, 2004

                                                     Registration No. 333-114306
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM SB-2/A

                                (Amendment No. 2)

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  MIDNET, INC.
                 (Name of Small business issuer in our charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)


            4899                                         95-4735256
(Primary standard industrial                (I.R.S. Employer Identification No.)
classification code number)

                       Suite 300-1055 West Hastings Street
                         Vancouver, B.C. Canada V6E 2E9
                                 (604) 609-6188
          (Address and telephone number of principal executive offices)

                            Michael J. Morrison, Esq.
                         1495 Ridgeview Drive, Suite 220
                                 Reno, NV 89509
                                  775-827-6300
               (Name, address and telephone of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registrant on statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE(1)
================================================================================
     Title of class of
securities to be registered          Proposed maximum         Amount of
   and number of shares          aggregate offering price  Registration Fee
--------------------------------------------------------------------------------

Common Stock, par value $.0001         $13,317,705             $3,329.43
6,846,335 shares

--------------------------------------------------------------------------------
Total Registration Fee                                         $3,329.43
================================================================================
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (c).

Registrant hereby amends this registration statement on the date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933, or until the registration statement shall become effective on the date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL NOR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH THE OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

                                  MIDNET, INC.


                        6,846,335 Shares of Common Stock


                   LISTING INFORMATION AND SYMBOL - OTCBB:MIDX


    The registration statement of which this prospectus is a part relates to the offer and sale of 6,846,335 shares of our common stock by the selling security holders.


    THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS", PAGE FOUR (4).

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


     MidNet will not receive any proceeds from the sale of securities being offered.

         The date of this preliminary prospectus is September ___, 2004.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Summary Information & Risk Factors                                            3
Use of Proceeds                                                              12
Determination of Offering Price                                              12
Dilution                                                                     12
Selling Security Holders                                                     13
Plan of Distribution                                                         15
Legal Proceedings                                                            18
Directors, Executive Officers, Promoters and Control Management              18
Security Ownership of Certain Beneficial Owners and Management               22
Description of Securities                                                    24
Interest of Named Experts and Counsel                                        26
Disclosure of Commission Position on Indemnification
  for Securities Act Liabilities                                             27
Description of Business                                                      27
Management's Discussion and Analysis or Plan of Operation                    41
Description of Property                                                      47
Certain Relationships and Related Transactions                               47
Market for Common Equity and Related Stockholder Matters                     49
Executive Compensation                                                       50
Financial Statements                                                        F-1

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION PROVIDED BY THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.

                      SUMMARY INFORMATION AND RISK FACTORS

PROSPECTUS SUMMARY

    You should read carefully all information in the prospectus including its detailed information and the financial statements and their explanatory notes before making an investment decision.


    Over the past three years, the founders of MidNet developed the proprietary configuration technology and software architecture called "The Middle Network(SM)." The Middle Network(SM), which is now operational, is designed to allow its present and future customers to communicate digitally in a private, reliable and affordable environment. The Middle Network(SM) provides a unique neutral data communications environment among telecommunications infrastructure companies, such as AT&T, Sprint and Verizon ("Telcos"), Application Service Providers such as Corio and BlueStar Solutions, who are third-party entities that manage and distribute software-based services and solutions to customers across a wide area network from a data center or other information technology installations ("ASP") and the customers/consumers of the Telcos and ASPs. We do not have any arrangements or understandings with any of the companies named; they are only provided as illustrative examples. While The Middle Network(SM) is now operational, MidNet is in the development stage and we have produced no operational revenues.

    MidNet is a holding company with two wholly owned subsidiaries: MidNet
(USA), Inc. (a Nevada corporation) and MidNet (Canada), Inc. (a Canadian federal corporation). MidNet (USA) is the operating company for MidNet's business in the United States and MidNet (Canada) is the operating company for MidNet's business in Canada. All three companies are in the same line of business: building, distributing and operating The Middle Network(SM).


THE OFFERING.


Securities Offered          6,846,335 shares of Common Stock.


Offering Price Per Share Market price and/or privately negotiated prices.

Offering The Shares are being offered by the selling securities holders.


Proceeds                    MidNet will receive no proceeds from this offering.

Number of Shares            Before the Offering: 15,284,335 Shares of Common
Outstanding                 Stock. After the Offering: 15,284,335 Shares
                            of Common Stock (Does not give effect to the exercise of 400,000 warrants and 1,260,000 options outstanding to purchase Common Stock.)

FINANCIAL SUMMARY INFORMATION.

    Because this is only a financial summary, it does not contain all the financial information that may be important to you. You should also read carefully all the information in this prospectus, including the financial statements included in this prospectus and their explanatory notes.


                                       12/31/02       12/31/03       6/30/04
                                       --------       --------       -------
Balance Sheet Data
CASH                                   $  2,925       $ 67,074      $  775,058
TOTAL ASSETS                           $ 10,541       $294,398      $1,066,056
TOTAL LIABILITIES                      $ 92,472       $140,678      $   39,417
STOCKHOLDERS' EQUITY (DEFICIT)         $(81,931)      $153,720      $1,026,639

                                  RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING INFORMATION ABOUT THE MATERIAL RISKS OF INVESTING IN OUR COMMON STOCK, TOGETHER WITH OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, BEFORE YOU DECIDE TO PURCHASE OUR COMMON STOCK.

                         RISKS RELATED TO OUR OPERATIONS


1. ALTHOUGH WE HAVE COMMENCED BUSINESS OPERATIONS, OUR COMPANY HAS NO HISTORY OF EARNINGS AND OUR CASH FLOW COULD BE LOWER THAN ANTICIPATED DUE TO SLOWER THAN EXPECTED CUSTOMER ACCEPTANCE AND THEREFORE WE MAY NOT HAVE SUFFICIENT FUNDS TO CONTINUE OPERATIONS.

    MidNet commenced business operations in June 2004, but has not generated any operating revenues or positive cash flow. There is no assurance it will generate any revenues from current and proposed operations, or if it does, that such revenues, if any, will be sufficient to sustain operations. There is no assurance MidNet`s proposed services will be accepted by customers, or that any such customers will accept the services at a time and in a manner that will produce revenues for MidNet as and when required for operations. There is a material risk MidNet will not realize revenues sufficient to continue operations.

2. OUR CHANCES FOR SUCCESS ARE REDUCED BECAUSE WE ARE AN EARLY STAGE COMPANY WITH REGARD TO OUR PROPOSED BUSINESS OPERATION.


    In recent years we have been inactive and we have not generated any operational revenues. We have a limited operating history. Accordingly, we are subject to all the risks and challenges associated with the operation of a new enterprise, including inexperience, lack of a track record, difficulty in entering the targeted market place, competition from more established businesses with greater financial resources and experience, an inability to attract and retain qualified personnel (including, most importantly, sales and marketing personnel) and a need for additional capital to finance our marketing efforts and intended growth. We cannot assure you that we will be successful in overcoming these and other risks and challenges that we face as a new business enterprise.

3. WE NEED SUBSTANTIAL ADDITIONAL FINANCING TO EXECUTE OUR BUSINESS PLAN, AND THERE IS NO ASSURANCE FINANCING WILL BE AVAILABLE. IF WE ARE UNABLE TO RAISE ADDITIONAL CAPITAL, WE MAY NOT BE ABLE TO CONTINUE OPERATIONS.

    We need substantial additional capital to expand our marketing and sales efforts. Our current resources are expected to fund operations through March 2005. We cannot offer assurances that any additional funds will be raised when we require them or that we will be able to raise funds on suitable terms. Failure to obtain such financing when needed could delay or prevent MidNet's planned development and expansion, which could result in less revenue and less cash to fund operations. If additional capital is raised through the sale of additional equity or convertible securities, dilution to MidNet's stockholders is likely to occur.

4. OUR RIGHTS TO THE USE OF TELECOMMUNICATIONS FACILITIES AND TELECOMMUNICATIONS BANDWIDTH THAT MAKE UP OUR NETWORK MAY BE AFFECTED BY THE FINANCIAL HEALTH OF THE TELECOMMUNICATIONS FACILITY AND BANDWIDTH PROVIDERS WHICH COULD RESTRICT OUR ACCESS TO ESSENTIAL TELECOMMUNICATION SERVICES AND COULD REDUCE OUR REVENUE OR INCREASE OUR OPERATING COSTS.

    The majority of our planned network will be held by us through short-term and long-term leases, service agreements and/or irrevocable right of use agreements with various unrelated third-party providers who provide us with access to telecommunications facilities and bandwidth owned by them. If one of these providers had a bankruptcy or financial collapse, we could lose our access to telecommunication services from the provider, which in turn could impact the integrity of our network resulting in a loss of revenues or leading to an increase in operating costs.

5. WE MAY NOT BE ABLE TO CONTINUE TO CONNECT OUR NETWORK TO INCUMBENT OR COMPETITIVE LOCAL EXCHANGE CARRIERS' NETWORKS ON FAVORABLE TERMS, SO WE MAY HAVE TO PAY MORE FOR CONNECTIONS WHICH COULD RESULT IN LESS NET INCOME THAN PROJECTED.

    We must be party to interconnection agreements with incumbent carriers and certain independent carriers in order to connect our customers to The Middle Network(SM). We believe The Middle Network(SM) will be a reliable network-operating environment within a private network, which will act as the middle layer between telecommunication infrastructure companies, application service providers and the end users. The Middle Network(SM) is a commercial complement to the Internet. The Middle Network(SM) is neutral and affordable like the Internet; however, unlike the Internet, it will be private, more reliable, and more advanced. The Middle Network(SM) is private because we lease private circuits. And because The Middle Network(SM) is a closed, private network, traffic is controlled and bandwidth is consistent and thus reliable. It is more advanced than the Internet because it is private and controlled.

If we are unable to renegotiate or maintain interconnection agreements or access to bandwidth in all of our markets on favorable terms, it could increase our costs to provide services in the affected markets.
Increases in costs associated with telecommunications facilities and bandwidth could lower the operating margins for our products and services.

6. IT IS EXPENSIVE AND DIFFICULT TO SWITCH NEW CUSTOMERS TO OUR NETWORK, AND LACK OF COOPERATION OF INCUMBENT OR COMPETITIVE LOCAL EXCHANGE CARRIERS CAN SLOW THE NEW CUSTOMER CONNECTION PROCESS, WHICH COULD RESULT IN LESS REVENUE AND IMPACT OUR ABILITY TO EXECUTE ON OUR BUSINESS PLAN AS PROPOSED.


    It is expensive and difficult for us to switch a new customer to our network because:

     * we may have to charge the potential customer certain one-time installation fees, and, that may act as a deterrent to becoming our customer, and
     * we require cooperation from carriers in instances where there is no direct connection between the customer and our network, which can complicate and add to the time that it takes to provision a new customer's service.


Any obstacles or deterrents to becoming a customer and lack of cooperation from carriers could interfere with our ability to provide services both of which could result in less revenue and impact our ability to execute on our business plan as proposed.

7. THE OPERATION, ADMINISTRATION, MAINTENANCE AND REPAIR OF OUR SYSTEMS ARE SUBJECT TO RISKS THAT COULD LEAD TO DISRUPTIONS IN OUR SERVICES AND THE FAILURE OF OUR SYSTEMS TO OPERATE AS INTENDED FOR THEIR FULL DESIGN LIFE, WHICH COULD RESULT IN LESS REVENUE AND/OR HIGHER OPERATING COSTS AND IMPACT OUR ABILITY TO EXECUTE ON OUR BUSINESS PLAN AS PROPOSED.


    Each of our systems is and will be subject to the risks inherent in large-scale, complex telecommunications systems. The operation, administration, maintenance and repair of our systems will require the coordination and integration of sophisticated and highly specialized hardware and software technologies and equipment located throughout the world. Our systems may not continue to function as expected in a cost-effective manner. The failure of the hardware or software to function as required could render The Middle Network(SM) unable to perform at design specifications.


8. THE FAILURE OF OUR BUSINESS AND OPERATIONS SUPPORT SYSTEMS TO PERFORM AS WE EXPECT COULD CAUSE US TO LOSE CUSTOMERS AND/OR MAKE IT DIFFICULT TO OBTAIN NEW CUSTOMERS, OR PROVISION THEIR SERVICES, WHICH COULD RESULT IN INCREASED CAPITAL EXPENDITURES AND COULD REDUCE OUR REVENUES.

    Our operations support systems are an important factor in our success. Critical information systems used in daily operations will be used to perform sales and order entry, provisioning, billing and accounts receivable functions, and cost of service verification and payment functions. If any of these systems fail or do not perform as expected, it would reduce our ability to process orders and provision sales, and to bill for services efficiently and accurately, all of which could cause us to suffer customer dissatisfaction, loss of business, loss of revenue or the inability to add customers on a timely basis, any of which could reduce revenues. In addition, system failure or performance issues could have an adverse impact on our ability to effectively audit and dispute invoicing and provisioning data provided by service providers from whom we lease facilities. Furthermore, processing higher volumes of data or the increased automation system features could result in system breakdowns and delays and additional unanticipated expense to remedy the defect or to replace the defective system with an alternative system.

9. WE HAVE NOT DEVELOPED ANY EFFECTIVE DISTRIBUTION CHANNELS FOR OUR SERVICES WHICH ARE NECESSARY TO SELL OUR SERVICES AND GENERATE REVENUE.


    We market our services through in-house personnel. In most instances, we utilize performance demonstrations as part of our sales process.

    In addition, our future marketing plans include:

     * establishing service brand recognition through customers with extensive use of the Internet
     *    active participation in industry trade shows
     * extensive public relations efforts directed at target market trade press

    Our success will depend, in part, upon our marketing efforts to effectively establish distribution channels and we may not have the resources or ability to sustain these efforts or generate any meaningful sales.


10. INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS OF OTHERS COULD PREVENT US FROM USING NECESSARY TECHNOLOGY, WHICH COULD INCREASE OPERATING COSTS AND LOWER PROFITABILITY.

    While we do not believe there exists any technology patented by others, or other intellectual property owned by others that is necessary for us to provide our services and has not been licensed by us, there can be no assurances in this regard. If there is intellectual property that is owned by others for which we have no license, we would have to negotiate such a license for the use of that property. We may not be able to negotiate such a license at a price that is acceptable. This could force us to cease offering products and services incorporating such property, thereby reducing revenue and lowering operating results.

11. OUR COSTS MAY SIGNIFICANTLY INCREASE IF THE GNU GENERAL PUBLIC LICENSE AND SIMILAR LICENSES ARE NOT ENFORCEABLE.

    Many software applications and network technologies used in our business and operations support systems have been developed and licensed under the GNU General Public License and similar open source licenses. These licenses state that any program licensed under them may be liberally used, copied, modified and distributed. The GNU General Public license is a subject of litigation in the case of The SCO Group, Inc. v. International Business Machines Corp., pending in the United States District Court for the District of Utah. It is possible that a court would hold these licenses to be unenforceable in that litigation or that someone could assert a claim for proprietary rights in a program developed and distributed under these licenses. Any ruling by a court that these licenses are not enforceable, or that open source network technologies or any software made available under the GNU General Public license, or significant portions of them, may not be liberally used, copied, modified or distributed, could significantly increase our operating costs because we use software that is based on the GNU General Public License and is currently free.

12. PHYSICAL SPACE LIMITATIONS IN OFFICE BUILDINGS AND LANDLORD DEMANDS FOR FEES OR REVENUE SHARING COULD LIMIT OUR ABILITY TO CONNECT CUSTOMERS TO OUR NETWORKS AND INCREASE OUR COSTS.


    In some circumstances, connecting a customer who is a tenant in an office building to our network may require the installation of in-building cabling through the building's risers from the customer's office to our fiber in the street or building equipment room, or our antenna on the roof. In some office buildings, particularly the premier buildings in the largest markets, the risers are already close to their maximum physical capacity due to the entry of competitive carriers into the market. Direct connections may require us to obtain access to rooftops from building owners. Moreover, the owners of these buildings are increasingly requiring telecommunications service providers to pay fees or otherwise share revenue as a condition of access to risers and rooftops. We may be required to pay fees to access buildings, particularly for buildings located in larger markets, which would reduce our operating margins.


13. OUR CANADIAN OPERATIONS WILL BE EXPOSED TO EXCHANGE RATE RISKS AND THEREFORE OUR NET INCOME MAY BE LESS OR NET LOSS GREATER DUE TO CURRENCY FLUCTUATIONS.

    MidNet's primary source of funds to date has originated in U.S. dollars. To the extent operating revenues in Canada are insufficient to cover operating costs in Canada, those operating deficits will be funded by U.S. dollars derived from our cash reserves. Increases in the value of the Canadian dollar relative to the U.S. dollar could reduce our ability to fund operating deficits. Additionally, the net operating results of our Canadian operations will be translated into U.S. dollars at the prevailing exchange rates based on U.S. accounting principles. Fluctuations in the exchange rate may reduce our net income or increase our net loss. Our business plan does not currently contemplate expanding beyond Canada, and possibly England, for the next three years.

    MidNet does not currently enter into or plan to enter in hedge transactions since currency risks are limited to one foreign country and are currently not considered significant. MidNet will re-evaluate the need for hedging transactions as international operations develop and currency exposure risks increase.

                  RISKS RELATED TO COMPETITION AND OUR INDUSTRY


14. THE PRICES FOR TELECOMMUNICATIONS SERVICES HAVE BEEN DECREASING, AND WE EXPECT THAT SUCH DECREASES WILL CONTINUE OVER TIME, THUS REDUCING OUR ANTICIPATED REVENUES AND ANY MARGIN OF PROFIT WE MAY REALIZE.

    We expect price decreases in our industry to continue as demand increases for transmission capacity on existing and new networks. If the prices for our services decrease for whatever reason and we are unable to increase volumes through additional services or otherwise, it would reduce revenues and lower our operating results.

15. OUR SELECTION OF TECHNOLOGY COULD PROVE TO BE INCORRECT, INEFFECTIVE OR UNACCEPTABLY COSTLY, WHICH WOULD LIMIT OUR ABILITY TO COMPETE EFFECTIVELY.

    The telecommunications industry is subject to rapid and significant changes in technology. Most technologies and equipment that we use or will use, including wireline and wireless transmission technologies, circuit and packet switching technologies, multiplexing technologies, data transmission technologies, including the Sonet, SDH, MPLS, DSL, ATM and IP technologies, and server and storage technologies may become obsolete. If we do not replace or upgrade technology and equipment that becomes obsolete, we will be unable to compete effectively because we will not be able to meet the expectations of our customers, which could reduce revenues and lower operating results.

16. CHANGES IN REGULATORY ENVIRONMENTS MAY REQUIRE US TO OBTAIN AND MAINTAIN A NUMBER OF GOVERNMENTAL LICENSES AND PERMITS, WHICH COULD BE AN EXPENSIVE AND TIME-CONSUMING PROCESS, AND THERE IS NO ASSURANCE WE WILL BE ABLE TO OBTAIN OR MAINTAIN THE LICENSES OR PERMITS, THUS PLACING OUR PROPOSED BUSINESS AT RISK.

    Our operations are currently not subject to regulation in the United States and Canada, the countries where we have commenced operations. We are not currently subject to regulation in the United States or Canada because we do not provide voice services nor do we resell bandwidth. We will lease bandwidth from various telecommunication providers and use that bandwidth to provide our data transmission services. We are similar to Internet Service Providers, which are currently not subject to regulation. However, changing regulatory environments may require us to obtain and maintain a number of governmental licenses and permits in the future. If we fail to comply with those regulatory requirements or fail to obtain and maintain those licenses and permits, we may not be able to conduct our business. Moreover, those regulatory requirements could change in a manner that significantly increases our costs and reduces our operating results.

17. ATTEMPTS TO LIMIT THE BASIC COMPETITIVE FRAMEWORK OF THE TELECOM ACT COULD INTERFERE WITH THE SUCCESSFUL IMPLEMENTATION OF OUR BUSINESS PLAN, WHICH COULD INCREASE OUR OPERATING COSTS AND/OR REDUCE REVENUES.


    Successful implementation of our business plan is predicated on the assumption that the basic framework for competition in the local exchange services market established by the Telecom Act will remain in place. We expect that there will be attempts to modify, limit or eliminate this basic framework through a combination of federal legislation, new rulemaking proceedings by the FCC and challenges to existing and proposed regulations by the Regional Bell operating companies ("RBOCs").


18. POTENTIAL REGULATION OF INTERNET SERVICE PROVIDERS COULD SUBJECT US TO UNFORSEEN RESTRICTIONS ON OUR PROJECTED USE OF PRIVATE NETWORKS WHICH COULD INCREASE OUR OPERATING COSTS.

    The FCC has to date treated Internet service providers as enhanced service providers. Enhanced service providers are currently exempt from federal and state regulations governing common carriers, including the obligation to pay access charges and contribute to the universal service funds. The FCC is currently examining the status of Internet service providers and the services they provide. If the FCC were to determine that Internet service providers, or the services they provide, are subject to FCC regulation, including the payment of access charges and contribution to the universal service funds, it could affect MidNet because those additional charges could be passed to us and could significantly increase our operating costs.

19. WE DEPEND ON THIRD PARTIES FOR MANY FUNCTIONS. IF THE SERVICES OF THOSE THIRD PARTIES BECOME UNAVAILABLE TO US, WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS.


    We depend and will continue to depend upon third parties to:

     * construct and/or upgrade some of our systems and provide equipment and maintenance;
     * provide access to a number of origination and termination points of our systems in various jurisdictions; and
     * provide terrestrial and subsea capacity and services to our customers through contractual arrangements.


    We cannot provide any assurances that third parties will perform their contractual obligations or that they will not be subject to political or economic events which may effect their ability to provide us with necessary services. If they fail to perform their obligations, or if any of these relationships are terminated and we are unable to reach suitable alternative arrangements on a timely basis, we may not be able to continue our business.

20. POWER OUTAGES AND ROLLING BLACKOUTS MAY DECREASE REVENUE OR INCREASE OPERATING COSTS.

    On August 14, 2003, eight states and southern Canada experienced a widespread power outage after extreme energy fluctuations in the power grid. California experienced rolling power outages and brownouts in the San Francisco Bay Area in the year 2000 and in Los Angeles County in March and May of 2001 due to shortages of energy supply in the affected areas. Although we make every reasonable effort to protect The Middle Network(SM) from power outages, we have no control over where, when and for how long such power outages may occur and whether such outages exceed the capacity of our protection or the capacity of telecommunications bandwidth and facilities providers that provide services tous. Hence, power outages may impact our business and operations support systems, which could reduce revenue or increase operating costs.

21. PROTECTION OF THE COMPANY'S NAME AND SERVICE MARK MAY BE LIMITED BY THE EXISTENCE OF ANOTHER COMPANY WITH SAME NAME AND IF CHALLENGED WE MAY INCUR COSTS TO CHANGE OUR NAME.

    MidNet has only applied for protection of its name as a service mark through the U.S. Patent & Trademark Office. There is no assurance a service mark will be granted or that MidNet will be able to successfully defend its service mark if contested or infringed upon. In addition, there is another company named MIDnet, Inc., which is a nonprofit enterprise organized by various member educational institutions that is focused on education and information exchange via the Internet. That company's business is different and distinguishable from ours. If MidNet's name is challenged, we may incur costs to change it.

                        RISKS RELATED TO OUR COMMON STOCK


22. WE HAVE ISSUED WARRANTS AND OPTIONS TO PURCHASE OUR COMMON STOCK, AND IF ALL OF THE WARRANTS AND OPTIONS ARE EXERCISED, IT WILL RESULT IN ADDITIONAL DILUTION TO THE OWNERSHIP INTERESTS OF OUR EXISTING SHAREHOLDERS.

    As of the date of this prospectus, we have 15,284,335 shares of common stock outstanding. Up to an additional 400,000 shares are issuable upon the exercise of the warrants held by Warrant Holders described herein. The Warrants are exercisable at US$.75 per share. Also, up to an additional 1,260,000 shares are issuable upon the exercise of the options held as described herein. The options are exercisable at US$.50 per share. The exercise of all of these warrants and options will increase our shares outstanding to 16,944,335 and further dilute the ownership interests of our existing shareholders. In addition, any holder of Warrants will have the right, upon exercise, to demand that we register the shares of restricted Common Stock issued upon exercise through the filing of a Form SB-2, all at our expense. The Warrants expire on December 19, 2004 and the options fully expire in 2010.

23. THE TRADING PRICE OF OUR COMMON STOCK AND OUR ABILITY TO RAISE ADDITIONAL FINANCING MAY BE ADVERSELY AFFECTED BY THE INFLUX INTO THE MARKET OF THE SUBSTANTIAL NUMBER OF SHARES COVERED BY THIS PROSPECTUS.

      This prospectus covers the public sale of 6,846,335 shares of our common stock. The number of shares covered by this prospectus represents approximately 45% of our total outstanding shares. This significant increase in the number of shares available for public sale may reduce the trading price of our shares. To the extent that this influx of shares into the public market or other factors reduce the trading price of our common stock to below the exercise price of the Warrants, it is unlikely that the Warrants would be exercised, which there can be no assurance would be exercised in any event before the expiration date. In such event, we would not receive up to $300,000 for our working capital needs. . If we do not receive these proceeds from exercise of the outstanding Warrants, we cannot assure you that we will be able to secure additional or alternate financing on satisfactory terms, or at all.

24. WE HAVE A MINIMAL TRADING HISTORY FOR OUR COMMON STOCK, AND THIS MAY RESULT IN POSSIBLE STOCK PRICE VOLATILITY AND INVESTORS MAY HAVE DIFFICULTY SELLING THEIR STOCK.

    MidNet's Common Stock is currently traded on the OTC Bulletin Board under the symbol "MIDX". Prior to March 25, 2004, it was traded under the symbol "TUGB". The stock has only been traded since October 2003. MidNet's stock price from October 2003 thru August 2004 ranged from a low Bid/Ask price of $0.35 per share to a high Bid/Ask price of $3.65 per share.

    The market price of MidNet's Common Stock could fluctuate substantially due to a variety of factors, including market perception of its ability to conduct its proposed operations, limited trading volume in its Common Stock, and changes in general conditions in the economy.

25. PREFERRED STOCK VOTING RIGHTS AND THE COMMON STOCK OWNED BY MANAGEMENT EFFECTIVELY LIMIT THE INFLUENCE INVESTORS MAY HAVE OVER MIDNET'S BUSINESS.

The officers and directors of MidNet as a group own 52% of MidNet's common stock and 100% of MidNet's preferred stock. Each share of preferred stock entitles the holder to 100 votes in the case of certain corporate events including: any issue that pertains to mergers, acquisitions, hostile takeovers or any vote to amend the Articles of Incorporation. The voting rights of the preferred stock effectively limit the ability of investors to influence such corporate events. A significant potential effect of the voting rights given to preferred stockholders is the anti-takeover potential created by the voting rights, sometimes referred to as a "poison pill." The preferred stock and common stock owned by management gives management ultimate control over MidNet's business and operations and the ability to elect directors.

                                 USE OF PROCEEDS

    We will not receive any proceeds from the sale of common stock by the selling security holders.

                         DETERMINATION OF OFFERING PRICE

    Not applicable. The selling security holders will be able to determine the price at which they sell their securities.

                                    DILUTION

    Not applicable. We are not registering any unissued shares in this registration statement.

                            SELLING SECURITY HOLDERS

    The securities are being sold by the selling security holders named below. The table indicates that all the securities will be available for resale after the offering. However, any or all of the securities listed below may be retained by any of the selling security holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling security holders upon termination of this offering. We believe that the selling security holders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities.


                                       Beneficial(2)              Maximum          Beneficial
                                        Ownership                Number of          Ownership
                                     Before Offering            Shares Being    After Offering(4)
Name(1)                         Shares           Percent(3)       Offered        Shares/Percent
-------                         ------           ----------       -------        --------------
Rob Buckley                     30,600          Less than 1%        30,600              0
Rosemarie C. Manzano             3,672          Less than 1%         3,672              0
Sharon L. VanViersen             6,120          Less than 1%         6,120              0
Blair W. MacDonald              12,240          Less than 1%        12,240              0
Cathie Stewart                   1,591          Less than 1%         1,591              0
Deanna Ewen                      6,120          Less than 1%         6,120              0
Mary O'Grady                     6,120          Less than 1%         6,120              0
Mithles Kumar                    2,448          Less than 1%         2,448              0
Cynthia Davidson                 1,224          Less than 1%         1,224              0
Louis Kish                      30,600          Less than 1%        30,600              0
Eric Kunz                       30,600          Less than 1%        30,600              0
Logic's Consulting Inc.(5)     300,000                  2.0%       300,000              0
Jeffrey Rogoway                 50,000          Less than 1%        50,000              0
Warren Thefeld                  87,000          Less than 1%        87,000              0
Brock Howard                   125,000          Less than 1%       125,000              0
Sam Patterson                   40,000          Less than 1%        40,000              0
Paul Gauthier                   70,000          Less than 1%        70,000              0
Troy Cave                      130,000          Less than 1%       130,000              0
Ken Stern                       34,000          Less than 1%        34,000              0
Art Kasseberi                   33,000          Less than 1%        33,000              0
Frank Ksiazek                   20,000          Less than 1%        20,000              0
Rolf Schiller                   33,000          Less than 1%        33,000              0
Juan Barandiaran                45,000          Less than 1%        45,000              0
Fiona Marshall White             8,000          Less than 1%         8,000              0
Roger B. Jones                   2,550          Less than 1%         2,550              0
Ivor Day                         2,550          Less than 1%         2,550              0
Joanne Coulson                  12,000          Less than 1%        12,000              0
Neal G. Clarance                 8,000          Less than 1%         8,000              0
Christopher Gehry                6,750          Less than 1%         6,750              0
Kassandra Gehry                  4,000          Less than 1%         4,000              0
Dan Naida                        3,100          Less than 1%         3,100              0
Jennifer Kardynal                1,000          Less than 1%         1,000              0
David Sudbury                    5,500          Less than 1%         5,500              0
Harvey Weiss                     2,000          Less than 1%         2,000              0
Cary Weiss                       3,334          Less than 1%         3,334              0
SCH Holdings Ltd.(6)             6,416          Less than 1%         6,416              0
3049924 Nova Scotia(7)           5,250          Less than 1%         5,250              0
Alta Painting and
 Contracting Ltd(8)             12,000          Less than 1%        12,000              0
Reimar Kroecher                  5,550          Less than 1%         5,550              0
Avi Rappaport                   25,000          Less than 1%        25,000              0

Esmat Tashakorion               30,000          Less than 1%        30,000              0
Gary Feldman                    20,000          Less than 1%        20,000              0
Zohrab Toroyan                  20,000          Less than 1%        20,000              0
Naftaley Elias                  20,000          Less than 1%        20,000              0
Arie Levin                      50,000          Less than 1%        50,000              0
Seirra Bravo                    27,000          Less than 1%        27,000              0
Paul Wenhe                      27,000          Less than 1%        27,000              0
Bob Wyatt                       47,000          Less than 1%        47,000              0
Andreu Bruno                   132,000          Less than 1%       132,000              0
Art Sagerian                    27,000          Less than 1%        27,000              0
Professional
 Traders Fund LLC(9)           100,000          Less than 1%       100,000              0
Samuel Mirchi                   20,000          Less than 1%        20,000              0
Tom Locke (10)                 600,000                  3.8%       100,000            3.2%
Robert Mackay (11)             215,000                  1.4%        15,000            1.3%
Jason Peltier                  660,000                  4.3%       660,000              0
Thomas Tamburello              675,000                  4.4%       675,000              0
Dandi Holec                    650,000                  4.3%       650,000              0
Adam Jacons                    670,000                  4.4%       670,000              0
Internacionales
 Consulting SA de CV (12)    2,345,000                 15.3%     2,345,000              0
                             ---------                           ---------
       Total                 7,546,335                           6,846,335
                             =========                           =========

----------
(1) None of the selling security holders have, or ever had, any material rela-tionship with our corporation, its officers, directors or other shareholders, or any of our corporation's predecessors and/or affiliates, except for:
          (a) Kassandra Gehry, who is a key employee of MidNet, the sister of Tilo Kunz (an officer, director and principal shareholder of MidNet) and owns 4,000 shares of Common Stock, and her husband, Christopher Gehry, who owns 6,750 shares, all being registered for sale in this registration statement;
          (b) Eric Kunz, who is the father of Tilo Kunz and owns 30,600 shares of Common Stock being registered for sale in this registration statement;
          (c) Tom Locke, who is an officer of MidNet, who owns 100,000 shares of Common Stock being registered for sale in this registration statement;
          (d) Robert MacKay, who was a former officer and consultant of MidNet's U.S. subsidiary; and (e) Roger Jones, who is a member of MidNet's Advisory Board.
(2) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations promulgated under the Securities Exchange Act of 1934 and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who has the same home as such individual, as well as, other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days through the exercise of options or otherwise. Beneficial ownership may be disclaimed as to certain of the securities. Unless otherwise indicated, this table has been prepared based on 15,284,335 shares as of August 31, 2004.

(3)  Based on a total of 15,284,335 shares outstanding, except for:
     (a) Tom Locke based on 15,784,335 shares which includes 500,000 options exercisable within 60 days; and
     (b) Robert Mackay based on 15,484,335 shares which includes 200,000 options exercisable within 60 days
(4)  Assumes the sale of all shares offered by Selling Security Holder.
(5)  Controlled by Shawn Casias.
(6)  Controlled by Tom Scottinicki, Carey Weiss and Harvey Weiss.
(7)  Controlled by Lex Sears.
(8)  Controlled by Themy Zarras.
(9)  Controlled by Howard Berger.
(10) Beneficial ownership for Mr. Locke includes 100,000 shares of Common Stock and 500,000 Options exercisable within 60 days.
(11) Beneficial ownership for Mr. Mackay includes 15,000 shares of Common Stock and 200,000 Options exercisable within 60 days.
(12) The beneficial owners and officers of Internacionales Consulting SA de CV are Luccas Zlosilo and Rocio Liliana Errera Lopez.

    With the exception of Carey and Harvey Weiss, who are brothers, neither Shawn Casias, Tom Scottinicki, Lex Sears, Themy Zarras, Howard Berger, Luccas Zlosilo, nor Rocio Liliana Errera Lopez are related to each other, nor are any of them related to or affiliated with any other shareholders, officers or directors.


    We intend to seek qualification for sale of the securities in those states where the securities will be offered. That qualification is necessary to resell the securities in the public market and only if the securities are qualified for sale or are exempt from qualification in the states in which the selling shareholders or proposed purchasers reside. There is no assurance that the states in which we seek qualification will approve of resales of our securities.


    None of our selling stockholders are broker dealers or affiliates of broker dealers.

                              PLAN OF DISTRIBUTION

    The securities offered by this prospectus may be sold by the selling security holders or by those to whom the shares are transferred. We are not aware of any underwriting arrangements that have been entered into by the selling security holders. The distribution of the securities by the selling security holders may be effected in one or more transactions that may take place in the over-the-counter market, assuming a market for our securities exists, including broker's transactions, privately negotiated transactions or through sales to one or more dealers acting as principals in the resale of these securities.

    Any of the selling security holders, acting alone or in concert with one another, may be considered statutory underwriters under the Securities Act of 1933, if they are directly or indirectly conducting a distribution of the securities on behalf of our corporation. If any of the selling shareholders are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus.

    In addition, the selling security holders and any brokers and dealers through whom sales of the securities are made may be deemed to be "Underwriters" within the meaning of Section 2(11) of the Securities Act, and the commissions or discounts and other compensation paid to the persons may be regarded as underwriters' compensation.

    The selling security holders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of the pledges, accounts or loan transactions. Upon default by the selling security holders, the pledgee in the loan transaction would have the same rights of sale as the selling security holders under this prospectus. The selling security holders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any transfer the transferee would have the same rights of sale as the selling security holders under this prospectus.

    In addition to, and without limiting, the foregoing, each of the selling security holders and any other person participating in a distribution will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling security holders or any other person. Furthermore, transferees who replace selling security holders will need to be named in the prospectus filed as part of a post-effective amendment to this registration statement before they may accede to the rights of the named selling security holder.

    There can be no assurances that the selling security holders will sell any or all of the securities. In order to comply with state securities laws, if applicable, the securities will be sold in jurisdictions only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with. Under applicable rules and regulations of the Exchange Act, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one or five business days prior to the commencement of the distribution.

    All of the foregoing may affect the marketability of the securities. Pursuant to the various agreements we have with the selling securities holders, we will pay all the fees and expenses incident to the registration of the securities, other than the selling security holders' pro rata share of underwriting discounts and commissions which is to be paid by the selling security holders.

    We will not receive any proceeds from the sale of the shares. We will pay the expenses of preparing this prospectus and the related registration statement, which we estimate to be $10,000.

TAXATION

    The following discussion describes the material United States federal income tax consequences of the ownership of common shares of MidNet, Inc. by an investor that purchases and holds them as capital assets.

    The discussion does not address any aspects of United States taxation other than federal income taxation. Prospective investors are urged to consult their tax advisors regarding the United States federal, state and local tax consequences of the purchase, holding or disposal of common shares.

UNITED STATES FEDERAL INCOME TAXATION OF UNITED STATES HOLDERS

    The discussion below is based on the Internal Revenue Code of 1986, as amended, its legislative history, Treasury Regulations and published judicial and administrative interpretations, all as in effect on the date hereof and all of which are subject to change, possibly retroactively. The tax treatment of a holder of common shares may vary depending upon the holder's particular situation. This discussion does not address all of the tax consequences relating to the ownership of the common shares, and does not take into account holders subject to special rules including, but not limited to, dealers in securities or currencies, financial institutions, tax-exempt entities, banks, life insurance companies, traders in securities that elect to mark-to-market their securities, persons that hold common shares as a part of a straddle or a hedging, or conversion transaction, persons liable for the alternative minimum tax, persons that actually or constructively own 10% or more of our voting stock, or persons whose "functional currency" is not the U.S. dollar. In addition, the following discussion is limited to United States holders who will hold the common shares as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended.

    A United States holder is a holder of common shares that is an individual who is a citizen or resident of the United States, a partnership, corporation or other entity organized in or under the laws of the United States or any political subdivision thereof (unless, in the case of a partnership, Treasury Regulations otherwise provide), an estate that is subject to United States federal income taxation without regard to the source of its income or a trust subject to the primary supervision of a United States court and the control of one or more United States persons.


    The discussion below does not address the effect of any state or local tax laws on a holder of the common shares.


DISTRIBUTIONS

    The gross amount of a distribution (including a deemed or constructive distribution) with respect to the common shares will be treated as a dividend taxable as ordinary income on the date of receipt, to the extent of our current or accumulated earnings and profits as determined for United States federal income tax purposes. Distributions, if any, in excess of these current and accumulated earnings and profits will first constitute a non-taxable return of capital to the extent thereof, and then a capital gain realized on the disposition of the common shares. The portion of any distribution treated as a non-taxable return of capital will reduce a holder's tax basis in the common shares. Corporate United States holders will be eligible for the dividends received deduction allowed for distributions to domestic corporations, multiplied by the relevant percentage based on their percentage shareholding.

    If a distribution is paid with respect to the common shares in any currency other than U.S. dollars, the amount of the distribution will be translated into U.S. dollars at the spot rate on the date the distributions are paid or deemed paid to a United States holder, regardless of whether the distributions are in fact converted on that date. Any subsequent gain or loss in respect of that non-US currency arising from exchange rate fluctuations will be ordinary income or loss.

CAPITAL GAINS AND LOSSES

    A United States holder will generally recognize gain or loss on the sale or other disposition of common shares in an amount equal to the difference between the amount realized on the sale or other disposition and the holder's adjusted tax basis in the common shares. This will result in a long-term or short-term capital gain or loss, depending on whether the common shares have been held for more than one year. The deductibility of capital losses may be subject to limitation.

                                LEGAL PROCEEDINGS

    We are not aware of any pending or threatened legal proceedings which involve MidNet, Inc.

           DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS


    Although MidNet's Bylaws provide for a Board of Directors consisting of not less than two nor more than five directors, and the number is determined by a properly approved resolution of the Board. The Board currently consists of three
(3) directors.


(a)  Directors and Executive Officers

         NAME            AGE                     POSITION
         ----            ---                     --------
    Peter Fentiman       59     Director, President and Chief Executive Officer
    Tilo Kunz            38     Director, Chairman, Chief Operating Officer
    Ruedi Aschwanden     46     Director, Chief Technology Officer
    Ken Fasnacht         44     Secretary, Chief Financial Officer and Treasurer
    Tom Locke            53     Executive Vice President of Strategic Planning


    Messrs Fentiman, Kunz, Aschwanden and Fasnacht are full-time employees of MidNet and spend at least 40 hours per week or 100% of their time on MidNet business. Mr. Locke is under contract as an independent consultant and devotes approximately 90 percent of his time (about 35 to 40 hours per week) to MidNet.

    Peter Fentiman has been the Director, President, and Chief Executive Officer of MidNet since December 11, 2003. Mr. Fentiman has also served as a Director, President and the Chief Executive Officer of MidNet's wholly-owned subsidiary, MidNet, Inc., the Nevada corporation ("MidNetNV")since January 2002. Prior to joining MidNetNV, Mr. Fentiman was a Management Consultant since 1991. In his role as Management Consultant, Mr. Fentiman has performed a variety of consulting functions including, analyzing business opportunities for mergers and acquisitions, business plan development, financing models, corporate relations, collateral material development for clients that included Triton Global Business Services Ltd.; Penn Capital Canada Ltd.; Meridian Co Ltd.; Sintec Corp.; and Biscay Management. Mr. Fentiman received a business diploma from the Eastern Ontario Institute of Technology, in 1964.

    Tilo Kunz has been the Director, Chairman and Chief Operating Officer of MidNet since December 11, 2003. Mr. Kunz has also served as a Director, Chairman and Chief Operating Officer of MidNet's wholly owned subsidiary, MidNetNV, since January 2002. Prior to joining MidNetNV, Mr. Kunz was a media-based communications consultant since 1995. As a media consultant, Mr. Kunz's responsibilities and experience included business development, customer support operations, network development and market promotion strategies for various companies such as Tech-Catalyst Ventures, Inc., World Accessibility Marketplace Inc., International Image Services, Cinax Designs Inc., and Rainmaker Digital Pictures. Mr. Kunz received a business diploma from the British Columbia Institute of Technology, in 1989.

    Ruedi Aschwanden has been a Director, Chief Technology Officer and also served as interim Secretary and Treasurer of MidNet since December 11, 2003. In March 2004, he resigned as interim Secretary and Treasurer when Mr. Fasnacht was appointed to those positions. Mr. Aschwanden has also served as a Director and Chief Technology Officer of MidNet's wholly owned subsidiary, MidNetNV, since January 2002. Prior to joining MidNetNV, since 1998, Mr. Aschwanden was a business and technology consultant for high-tech startups and technical service providers in the entertainment industry. Mr. Aschwanden's consulting engagements included: Project Officer (Telecoms) for HSBC Canada, where he was involved in designing the telecommunications infrastructure for head offices, branch offices and data centers; working as a Systems Programmer on mainframe computers for Union Bank of Switzerland (UBS) in Zurich, where he designed and implemented a telecommunications performance measurement and load test system. As an Electronics Engineer, he created various analog and digital devices and microprocessor controlled control systems for the audio recording and video post production industry, as well as a test program for the alarm system in two nuclear power plants. Mr. Aschwanden also served as a technical consultant to Tech-Catalyst Ventures. Mr. Aschwanden received a Masters degree in Business Administration from the Simon Fraser University of Vancouver, BC, in 1996.


    Messrs. Kunz and Aschwanden both served as officers and directors for Konnect Corp., a private Delaware corporation, was a 50/50 joint venture formed in June 2000 between Condor Capital, Inc., a publicly traded Nevada corporation, and Tech-Catalyst Ventures, Inc., a private British Columbia corporation. Messrs. Kunz and Aschwanden provided consulting services to Tech-Catalyst. Neither of them were shareholders, directors or officers of Tech-Catalyst. Konnect Corp. was formed to develop and implement a real-time, interactive digital data network. Pursuant to the joint venture, Condor Capital was to provide all financing necessary for the venture and Tech-Catalyst was to provide the technical expertise to develop and implement the proposed network. Condor Capital failed to provide the financing necessary for the venture, and as a result the joint venture project was abandoned by the parties. Konnect Corp. never conducted any operations nor developed any technologies. Subsequent to the dissolution and abandonment of the project by the parties in early 2001, and subsequent to their resignation of their Officer and Director positions in April 2001 and February 2001, Messrs. Kunz and Aschwanden engaged in their respective independent third-party consulting activities. Messrs Kunz and Aschwanden's consulting activities for Tech-Catalyst ended with their respective resignations from Konnect Corp. In January 2002, Messrs. Kunz and Aschwanden, together with Mr. Fentiman formed MidNet, Inc., a Nevada corporation, and commenced development of the business now call The Middle Network(SM).

    Ken Fasnacht has been Secretary, Chief Financial Officer and Treasurer since March 2004. From January 2003 to June 2004, Mr. Fasnacht served as the Director of Finance for Nooksack River Casino, a privately operated casino located in Western Washington State. From August 2002 to December 2003 Mr. Fasnacht enjoyed time off to pursue various personal interests. From February 2001 to July 2002, he served as Chief Financial Officer for Vivonet, Inc., a private high technology company engaged in the hospitality industry. From January 1999 to January 2001, he served as Senior Manager for Moss Adams LLP,
Certified Public Accountants, where his responsibilities included services related to high technology companies and SEC registrants with offices in the U.S. and Canada. From January 1995 to December 1998, he was an independent consultant in the media and entertainment Industries. From December 1991 to December 1994, he was Senior Director of Tax Planning for Turner Broadcasting System, Inc. From September 1983 to December 1991, he served as Senior Tax Manager for KMPG Peat Marwick, in Atlanta, London and Houston, and specialized in corporate mergers and acquisitions and cross-border transactions. Mr. Fasnacht received a Bachelor in Business Administration from the University of Houston in 1983 and is qualified as a C.P.A. in Texas (1985) and Washington
(1999).


    Tom Locke has been Executive Vice President of Strategic Planning of MidNet since December 11, 2003. Since January 2002, Mr. Locke also served in a similar capacity for MidNet's wholly-owned subsidiary, MidNetNV. Prior to joining MidNetNV, since 1996, Mr. Locke was President of Hub Consulting Services, and still serves in such capacity. Hub Consulting Services was founded in 1996 and is a wholly-owned subsidiary of Sportraits International Galleries Inc. The company is focused on business development, strategic planning and management design within the entertainment and communications industries. Tom Locke is the President of Hub Consulting Services and sole shareholder of Sportraits International Galleries Inc. Mr. Locke received an MBA degree from York University in Toronto in 1977.

    MidNet also has an Advisory Board whose function is to consult with management and the Board based on the members' respective areas of expertise. The Advisory Board does not have any governing authority; it only serves as an advisor to management and the Board. The members of the Advisory Board, their area of expertise and a brief discussion of their background include:


    Jack L. Leigh (Data Networking) - holds Honours BSc (Physics and Mathematics) and MSc (Nuclear Physics) degrees, both from The University of British Columbia. During his 38-year career in computing and data communications, primarily at The University of British Columbia, he has been a software and data communications systems programmer, analyst, manager, and executive. Prior to his early retirement he was Executive Director of the University's computing, data communications, telephone communications, printing, and publishing departments. Mr. Leigh was one of the founders of the Internet in Canada and has more than 16 years experience as a manager of Internet work organizations and operations.

    Dr. Panos Nasiopoulos (Digital Multimedia Communications)-has a Bachelor degree in Physics from the Aristotle University of Thessaloniki, Greece, and a Master and Ph.D. degree in Electrical and Computer Engineering from the University of British Columbia, Canada. He is recognized as a leading authority on DVD and multimedia, holds several patents and has published numerous papers on the subjects of digital video compression and communications. He is the current Director of the Master of Software Systems Program at the University of

British Columbia, an Adjunct Professor with the UBC department of Electrical and Computer Engineering, and the holder of the MidNet Professorship in Digital Multimedia.

    Roger Jones (Accessibility)- "The Ability Guy," has spent almost two decades consulting on disability and accessibility issues. In 1994, he became President and Chief Executive Officer of Walk and Roll Services Inc., which was formed to provide technical support for emerging Internet companies. He is currently the President and Chief Executive Officer of World Accessibility Marketplace Inc., whose mandate is to create an inclusive environment within which everyone can communicate efficiently and effectively, independent of ability.

(b) Significant Employees.


    Other than our officers and directors, we have two other individuals that are expected to make a significant contribution to MidNet.

    Mr. Curtis Staples joined MidNet April 1, 2004 as an independent consultant serving as Executive Vice President of Business Development. Prior to joining MidNet, Mr. Staples was a member of MidNet's Advisory Board. Mr. Staples is presently compensated at the rate of US$5,000 per month and spends approximately 40 hours per week on MidNet business. Mr. Staples is a twenty-year veteran of the post production and distribution fulfillment sectors of the motion picture and television industry. From November 2002 to March 2004, he has been the principal of X2Y Consulting Services, a sole-proprietorship consultancy providing sales, marketing, business development and strategic planning services to companies engaged in the provision of technical services in the television and film sector. Clients include MidNet, Digital Film Group Inc., and Northwest Communications Ltd. (dba Northwest Imaging & FX), all located in Vancouver, Canada. From October 2001 to October 2002, Mr. Staples took a sabbatical from business, with the exception of his activities in support of the founders of MidNet. From August 2000 to September 2001, Mr. Staples was Vice President, Media Services Development for Sonic Foundry, Inc. Before this, he was Senior Vice President, Business Development of International Image Services Inc. International Image was acquired by Sonic Foundry, Inc. in August 2000.

    Ms. Kassandra Gehry is employed part-time under a written employment-agreement at the rate of US$2,500.00 per month. Ms. Gehry spends approximately 20 hours per week on MidNet business. The balance of her time is devoted to personal interests. Ms. Gehry also signed a non-disclosure agreement with us. Effective September 1, 2004, Ms. Gehry converted to a full time employee compensated at the rate of US$5,000 per month. A new employment agreement was not executed since all other terms of the existing agreement are unchanged.

    Ms. Gehry joined us in March 2004 as a network implementation specialist. She was employed by AT&T from 1990 to 2000 in various positions, including Project Manager, International Service Manager and International Sales Executive for Europe, the Middle East and Africa. She worked on Global Account Teams for key clients, such as BMW, Ford and Compuserve. She also served in AT&T's Pacific office serving key AT&T clients in the Pacific Rim. She represented AT&T in 41 countries and served 40 major AT&T clients in virtually every region of the world during her ten-year employment with AT&T. From 2000- March 2004, she has been devoted to raising her family in Vancouver, B.C., Canada. Ms. Gehry has a degree in Psychology from Queen's University in Kingston, Ontario. Ms. Gehry devotes approximately 50% of her time to the business of MidNet. Ms. Gehry owns 4,000 shares of MidNet's restricted Common Stock, which are being registered in this registration statement.


(c) Family Relationships.

    There are no family relationships among our officers, directors, or persons nominated for such positions. However, Kassandra Gehry, is the sister of Mr. Tilo Kunz.

(d) Legal Proceedings.

    No officer, director, or persons nominated for these positions, and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management.

(e) Board Committees

    Our board of directors has not established an Audit Committee or a Human Resources and Compensation Committee. There is currently no plan to establish such committees.

Board of Directors and Officers

    All directors hold office for one (1) year and until the next annual meeting of shareholders and the election and qualification of their successors. Officers are elected annually by the Board of Directors and serve at the discretion of the Board.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


    The following tables set forth the ownership, as of August 31, 2004, of our common stock (a) by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, (b) by each of our directors, and (c) by all executive officers and directors as a group.


    Rule 13d-3 under the Securities Exchange Act defines the term, "beneficial ownership". Under this rule, the term includes shares over which the indicated beneficial owner exercises voting and/or investment power. The rules also deem common stock subject to options currently exercisable, or exercisable within 60 days, to be outstanding for purposes of computing the percentage ownership of the person holding the options but do not deem such stock to be outstanding for purposes of computing the percentage ownership of any other person.

    To the best of our knowledge, all persons named have sole voting and investment power with respect to the shares, except as otherwise noted.

(a) Security Ownership of Certain Beneficial Owners


                                                               No. of shares
                                                               and nature
Title of Class     Name & Address of Beneficial Owner          of ownership            Percent of Class
--------------     ----------------------------------          ------------            ----------------
Common            Internacionales Consulting SA de CV(1)     2,345,000 - Direct              15.3%
                  Calle Ocampo 1437-A
                  Zona Centro Tijuana BC 22000
                  Mexico

----------
(1) The beneficial owners and officers of Internacionales Consulting SA de CV are Luccas Zlosilo and Rocio Liliana Errera Lopez. Neither Luccas Zlosilo, nor Rocio Liliana Errera Lopez are related to or affiliated with any other shareholders, officers or directors


(b) Security Ownership of Officers and Directors.


Title
 of                  Current                         No. of        Nature of
Class             Name & Address                     Shares        Ownership
-----             --------------                     ------        ---------
Common            Peter Fentiman                   2,448,000       Direct-16%
                  306 3680 Banff Court
                  North Vancouver, B.C.
                  Canada V7H 2Y7
Preferred                                            100,000       Direct-33.3%

Common            Tilo Kunz                        2,448,000       Direct-16%
                  5182 Redonda Drive
                  North Vancouver, B.C.
                  Canada V7R 3K3
Preferred                                            100,000       Direct-33.3%

Common            Ruedi Aschwanden                 2,448,000       Direct-16%
                  261 E. 11th Street
                  North Vancouver, B.C.
                  Canada V7L 2G8
Preferred                                            100,000       Direct-33.3%

Common            Tom Locke (1)                      600,000       Direct-3.8%
                  2930 Yukon Street.
                  Vancouver, B.C.
                  Canada V5Y 3R3

All Officers and Directors as a
 Group (Approx.) (4 Individuals)      Common       7,944,000       Direct-52%
                                      Preferred      300,000       Direct-100%
----------
(1) Mr. Locke, Executive Vice President of MidNet, 2930 Yukon Street., Vancouver, B.C., Canada V5Y 3R3, beneficial ownership includes 100,000 shares included in this registration statement and options to purchase up to 500,000 shares of restricted Common Stock at an exercise price of $.50 per share. These options expire in April 2009 and are included in this table since they are exercisable within 60 days.

    Mr. Ken Fasnacht, Chief Financial Officer of MidNet, 4628 Stoney Brook Lane, Bellingham, WA 98229, does not currently own any shares.


(c) Changes in Control.


    There are currently no arrangements, which would result in a change in control of MidNet.

                            DESCRIPTION OF SECURITIES

General


    MidNet's Certificate of Incorporation authorizes a total share capital of 100,000,000 shares:

    Preferred stock, $.0001 par value; 20,000,000 shares authorized; 300,000 shares issued and outstanding as of December 31, 2003, and as of August 31, 2004.

    Common stock, $ 0.0001 par value; 80,000,000 shares authorized; 13,600,000 shares issued and outstanding as of December 31, 2003, and 15,284,335 shares issued and outstanding as of August 31, 2004.

    Each shareholder is entitled to one vote for each share of Common Stock owned of record. The holders of shares of Common Stock do not possess cumulative voting rights, which means that the holders of more than 50% of the outstanding shares voting for the election of directors can elect all of the directors, and in such event the holders of the remaining shares will be unable to elect any of MidNet's directors. Holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available at such times and in such amounts as MidNet's board of directors may determine. Upon liquidation, dissolution, or winding up, the assets legally available for distribution to MidNet's shareholders will be distributed ratably among the holders of the shares outstanding at the time. Holders of MidNet's shares of Common Stock have no preemptive, conversion, or subscription rights, and are not subject to redemption.

    The rights and preferences of the Preferred Stock are as follows: Each share of Preferred Stock entitles the holder to 100 votes on any issue that pertains to mergers, hostile takeovers or a governmental nationalization attempt to take control of the stock of the corporation, or any vote to amend the Articles of Incorporation. Preferred Stock will be entitled to vote on and receive in accordance with such vote, any forward or reverse split of the issued and outstanding shares of Common Stock of the corporation. Preferred Stock will receive dividends concurrent with and equivalent to any per share dividend paid to the holders of Common Stock of the corporation. The preferred stock is not convertible into common stock of MidNet.

    The preferred stock will be entitled to preference over the common stock with respect to the distribution of assets of MidNet in the event of its liquidation, dissolution, or winding-up, whether voluntarily or involuntarily, or in the event of any other distribution of assets of the corporation among its stockholders for the purpose of winding-up its affairs. The authorized but unissued shares of preferred stock may be divided into and issued in designated series from time to time by one or more resolutions adopted by the Board of Directors. The Board in its sole discretion shall have the power to determine the relative powers, preferences, and rights of each series of preferred stock. The issuance of preferred shares with such voting or conversion rights may have the effect of delaying, deferring or preventing a change in control of MidNet.

    There are no other provisions in our certificate of incorporation or our bylaws that may result in the delaying, deferring or preventing of a change in control of MidNet.

    There are no restrictions in MidNet's Certificate of Incorporation, as amended, which restrict or inhibit changes in the voting control or ownership in MidNet.


Voting Rights.

    Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the holders of common stock holding, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in this event, the holders of the remaining minority shares will not be able to elect any of the directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to the act or action, except as otherwise provided by law.

Dividend Policy.

    All shares of common stock are entitled to participate proportionally in dividends if our Board of Directors declares them out of the funds legally available and subordinate to the rights of the holders of loan or other financing documents. These dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipate that all earnings will be retained for development of our business. Any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors. Therefore, there can be no assurance that any dividends on the common stock will be paid in the future.

Miscellaneous Rights and Provisions.

    Holders of common stock have no cumulative voting rights, and no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of our dissolution, whether voluntary or involuntary, each share of common stock is entitled to share proportionally in any assets available for distribution after: satisfaction of all liabilities; payment of the applicable liquidation preference of any outstanding loan or financing documents; and distributions to preferred stockholders.

Stock Transfer Agent

    Signature Stock Transfer, Inc., 2301 Ohio Drive, Suite 100, Plano, TX 75093, tel. 972-612-4120, serves as our independent registrar and stock transfer agent.

SHARES ELIGIBLE FOR FUTURE SALE.


    The 6,846,335 shares of common stock registered in this offering will be freely tradable without restrictions under the Securities Act. No shares held by our "affiliates" (officers, directors or 10% shareholders) are being registered hereunder except for 2,345,000 shares owned by Internacionales Consulting SA de CV, a company owning 15.3% of the outstanding shares and 100,000 shares owned by Mr. Tom Locke, an officer of MidNet. Of the remaining 8,438,000 of our outstanding shares, 7,344,000 are held by affiliates: Mr. Fentiman owns 2,448,000 shares, all of which have been held for less than one year; Mr. Kunz owns 2,448,000 shares, all of which have been held for less than one year; and Mr. Aschwanden owns 2,448,000 shares, all of which have been held for less than one year. Messrs. Fentiman, Kunz and Aschwanden each acquired their respective shares in December 2003.


    In addition, Messrs. Fentiman, Kunz and Aschwanden each own 100,000 shares of Preferred Stock, which they each acquired in December 2003. This represents all of the issued and outstanding shares of Preferred Stock.

    We cannot predict as to the effect, if any, that sales of shares of common stock by the selling shareholders, or even the availability of such shares for sale, will have on the market prices of our common stock from time to time. The possibility that substantial amounts of common stock may be sold in the public market may adversely affect prevailing market prices for our common stock and could impair our ability to raise capital through the sale of our equity securities.

    In general, under Rule 144, as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding any sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for two years may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding any sale.


    The 7,444,000 outstanding restricted securities held by Messrs. Fentiman, Kunz, Aschwanden and Locke, officers and directors of MidNet, together with the 2,345,000 shares owned by Internacionales Consulting SA de CV, a company owning 15.3% of the outstanding shares, are subject to the sale limitations imposed by Rule 144. The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.


                      INTEREST OF NAMED EXPERTS AND COUNSEL

ACCOUNTANTS

    Our Audited Financial Statements for the periods ending December 31, 2002 and 2003, have been included in this prospectus in reliance upon of Armando C. Ibarra, Certified Public Accountant, a Professional Corporation, 371 E. Street Chula Vista, Ca. 91910, tel: (619) 422-1348; fax:(619) 422-1465, as experts in accounting and auditing.

LEGAL MATTERS

    The law office of Michael J. Morrison, Chtd., 1495 Ridgeview Drive, Suite 220, Reno, Nevada 89509, telephone 775-827-6300, has passed upon the validity of the shares offered and certain other legal matters in connection with this registration statement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against the liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by the director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether the indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issues.

                             DESCRIPTION OF BUSINESS

FORWARD LOOKING STATEMENTS

    The words "may," "expect," "anticipate," "believe," "continue," "estimate," "project," "intend," and similar expressions used in this prospectus are intended to identify forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly release the result of any revision of these forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events. You should also know that such statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions. Many of these risks and uncertainties are set forth above in the "RISK FACTORS" section of this prospectus. Should any of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may differ materially from those included within the forward-looking statements.

    Our forward-looking statements are subject to a variety of factors that could cause actual results to differ significantly from current beliefs and expectations. In addition to the risk factors identified under the captions below, the operation and results of our business are subject to risks and uncertainties identified elsewhere in this registration statement, as well as the following general risks and uncertainties:

     * general economic conditions in the geographic areas that are being targeted for communications services;
     * the ability to achieve and maintain market penetration and average per customer revenue levels sufficient to provide financial viability to our business; and
     * fluctuations in the actual and forecast demand for national, regional or global telecommunications services.

    Unless otherwise indicated, all references to "Dollars", "$" or "US$" refer to U.S. dollars and all references to "Cdn$" refer to Canadian dollars.

                                   THE COMPANY

BACKGROUND


    MidNet, Inc., is a Delaware corporation, originally incorporated on July 20, 1998, under the name Tugboat International, Inc. (together with its subsidiary, Tugboat Acquisition Corp., a Nevada corporation, referred to in this registration statement as the "Company" or "Corporation"). MidNet has two wholly owned subsidiaries:

     - MidNet USA, Inc., a Nevada corporation incorporated on January 16, 2002 (MidNet USA, Inc. was formerly known as MidNet, Inc.; the company changed its name effective May 12, 2004 to avoid confusion with its parent company); and
     - MidNet Canada, Inc., a Canadian federal corporation incorporated on March 30, 2004.

    All three entities are in the same line of business: developing, selling and commercializing The Middle Network(SM).


    On February 4, 2004,the majority of shareholders of record of Tugboat International, Inc., ("Selected Shareholders"), entered into a consent resolution to act upon:

     1. The Directors' proposal to amend the Corporation's Articles of Incorporation to change the Corporation's name from TUGBOAT INTERNATIONAL, INC., to MIDNET, INC.


    These Selected Shareholders approved the above proposal in a written resolution. MidNet subsequently complied with all laws, rules and regulations of the Securities Exchange Act of 1934 in connection with the name change by filing a Form 14C.

    On March 17, 2004, we filed a Certificate of Amendment to our Articles of Incorporation in the State of Delaware to change our name from Tugboat International, Inc. to MidNet, Inc. We believe the change in our name will better reflect the nature of our business.

RECENT DEVELOPMENTS

    During the quarter ended June 30, 2004, MidNet signed its first bandwidth agreement and its first co-location agreement. The bandwidth agreement includes the local loops for our initial customers in Vancouver and bandwidth access linking Vancouver, Los Angeles, New York and Toronto. These circuits are currently being provisioned. The co-location agreement will allow MidNet to establish its first metropolitan area network in Vancouver. Subsequent to June 30, 2004, MidNet secured co-location facilities in Los Angeles.

    As of August 31, 2004, The Middle Network(SM) is installed and operating in three customer sites, with contracts for other sites pending. MidNet anticipates recording its first revenues from operations beginning in the third quarter of 2004.

    MidNet's first customer for The Middle Network(SM) is Technicolor Creative Services Canada ("TSC Canada") (formerly Command Post & Transfer Corporation). Effective September 1, 2004, MidNet entered into an agreement with Technicolor, to provide digital network services over The Middle Network(SM).

    Effective August 24, 2004, MidNet signed an agreement with ENMAX Envision Inc. to establish a Network Security Assurance Center at Envision's data center in Calgary, Alberta. The Network Security Assurance Center will provide a venue for corporations, government, industry associations, and standards bodies to test the capabilities of The Middle Network(SM), to assure the privacy of network connections and data security, and to assure the protection of subscribers from data theft and vandalism. We anticipate the center will be operational in late September 2004.


MERGER AND REORGANIZATION

    Effective December 11, 2003, Tugboat International, Inc. ("Tugboat"), by and through its wholly-owned subsidiary, Tugboat Acquisition Corp., a Nevada corporation ("TAC"), entered into a merger and reorganization agreement to acquire 100% of the total issued and outstanding shares of MidNet, Inc., a Nevada corporation ("MidNetNV"), from the shareholders of MidNetNV, in full and sole consideration of 7,506,000 shares of the registrant's restricted Common Stock, representing 58% of the total outstanding shares of Common Stock of Tugboat, post-merger. The closing date of the merger was December 11, 2003. The transaction did not involve the transfer of any funds. The 7,506,000 shares were issued directly by Tugboat from its authorized but unissued shares of Common Stock. The shareholders of MidNetNV now have direct beneficial ownership and voting control of Tugboat, which has recently changed its name to MidNet, Inc. Effective May 12, 2004, MidNetNV changed its name to MidNet USA, Inc.

    Pursuant to the terms of the merger and reorganization agreement, Tugboat was required to file, within 60 days of the closing date of the merger, a registration statement registering 161,937 out of 7,506,000 of Tugboat restricted common stock issued to MidNetNV shareholders pursuant to the merger. Tugboat failed to file the registration statement within 60 days, but the holders of the 161,937 waived this requirement.


    In addition, the holders of 300,000 shares of Preferred Stock of MidNetNV exchanged their shares for 300,000 shares of Tugboat Preferred Stock, $.0001 per share par value. The 300,000 Tugboat Preferred Shares have the identical rights and preferences as the 300,000 Preferred Shares issued by MidNetNV. In addition, options for the four (4) members of the MidNetNV Advisory Board and two consultants to MidNetNV (Robert Mackay a former officer of MidNetNV and Tom Locke, a former officer of MidNetNV and current officer of MidNet) to acquire 1,260,000 restricted shares of MidNetNV, at an exercise price of $.50 per share, were exchanged for options to acquire 1,260,000 restricted shares of Tugboat, at an exercise price of $.50 per share, on the same terms and conditions of the MidNetNV options. The options are currently held by the same six (6) persons, who are now the four (4) members of our Advisory Board, Mr. Robert Mackay a former consultant and former officer of MidNetNV, and one of our officers, Mr. Tom Locke. As of August 31, 2004, none of these options to purchase 1,260,000 restricted shares have been exercised.

    There are no arrangements or understandings among members of the former and/or the new control groups of MidNet and/or their respective associates with respect to the election of directors or other matters.

    Concurrent with the merger, the following persons were appointed as Directors of MidNet: Ruedi Aschwanden, Tilo Kunz and Peter Fentiman. Karen A. Batcher resigned as President, Secretary and Treasurer of Tugboat and the Board of Directors appointed Peter Fentiman to serve as President. Mr. Aschwanden was appointed to serve as interim Secretary and Treasurer.


    There are no arrangements, known to the registrant, the operation of which may, at a subsequent date, result in a change in control of registrant.


    The principal shareholders of MidNetNV, who are also officers and directors of MidNet (Messrs. Ruedi Aschwanden, Tilo Kunz and Peter Fentiman) now have direct beneficial ownership and voting control of 48% of the total issued and outstanding shares of Common Stock of MidNet and 100% of the total issued and outstanding shares of Preferred Stock. Each share of the Preferred Stock entitles the holder to 100 votes on any issue that pertains to mergers, hostile takeovers or a governmental nationalization attempt to take control of the stock of the corporation, or any vote to amend the Articles of Incorporation.

    The Board of Advisors are available to consult with management and the Board in their areas of expertise as outlined in their biographies. The Advisory Board does not have any governing authority; it only serves as an advisor to management and the Board. The names, area of expertise and background of each member is included above at paragraph (a) under the section "DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS."


    There were no finders' fees or other compensation, direct or indirect, which were paid in connection with the merger.

                                    BUSINESS

    Over the past three years, the founders of MidNet developed the proprietary configuration technology and software architecture called "The Middle Network(SM)."


    The Middle Network(SM), now operational, is designed to allow its present and future customers to communicate digitally in a private, reliable and affordable environment. The Middle Network(SM) will provide a unique neutral data communications environment among telecommunications infrastructure companies, such as AT&T, Sprint and Verizon ("Telco"), Application Service Providers or ASPs such as Corio and BlueStar Solutions (who are third-party entities that manage and distribute software-based services and solutions to customers across a wide area network from a data center or other information technology installations) and the customers/consumers of the Telcos and ASPs. We do not have any arrangements or understandings with any of the companies named in this paragraph; they are merely provided for illustrative purposes.

    MidNet intends to generate revenue by charging fees to send and receive digital data over The Middle Network(SM). Just as couriers and shipping companies use trucks and other means of transportation to move packages and pay for such services based on weight and distance, MidNet's customers will send and receive digital packages over our private network at a cost based on number of gigabytes sent and/or received.

    When we refer to The Middle Network(SM) as neutral, we mean that it will be independent and unrelated to any specific hardware, software, application service providers and/or telecommunication service providers.

    We believe The Middle Network(SM) is now ready for commercialization and marketing.


PRINCIPAL PRODUCTS AND SERVICES AND THEIR MARKETS

    We do not offer any products and our principal service offered is our proprietary digital network we call The Middle Network(SM). The Middle Network(SM) is intended to be a commercial alternative to the Internet.

    Our primary markets are expected to be Application Service Providers ("ASPs") serving the media and entertainment and oil and gas industries and their customers, both current and future. Additionally, our market potentially includes companies that have created their own application services or private networks. We will focus on those customers based in Canada and the United
States:

     * For the media and entertainment sector primarily Vancouver, Toronto, Montreal, Los Angeles, Chicago and New York; and
     * For the oil and gas industry primarily Calgary, Edmonton, Houston, Dallas, Oklahoma City and Denver.



SERVICES


    Our purpose is to provide a reliable network-operating environment within a protected private network and act as the middle layer between telecommunication infrastructure companies, Application Service Providers and the end users. MidNet intends to provide the means to move high-speed protected data, metered in gigabyte units, for a broad mix of services within MidNet's private environment, including:


     *    Digital media transfer
     *    Digital collaboration
     *    Security
     *    Videoconferencing
     *    E-commerce transaction fulfillment
     *    Unified messaging (including email)

    From an operational standpoint, The Middle Network(SM) allows a company to communicate without the use of the Internet, thereby reducing the possibilities of:

     *    viruses
     *    worms
     *    hackers
     *    intermittent reliability
     *    unreliable bandwidth

    Since The Middle Network(SM) does not operate on the Internet, we believe it avoids the problems currently encountered by commercial applications on the Internet, including the possibility of viruses, worms, hackers, intermittent reliability and unreliable bandwidth.


    The Middle Network(SM) uses private circuits leased from telecommunication companies, such as, for example AT&T, to establish our private digital network. These private circuits, or networks, are controlled exclusively by MidNet. We call these private circuits "The Middle Network(SM)". The only data transmitted over these private circuits is controlled exclusively by MidNet. We allow our customers access to The Middle Network(SM) by providing each customer with an electronic switch, provided to the customer by MidNet. The customer uses The Middle Network(SM) through their individual access device to transmit data over the network to other customers on the network. Thus if customer A wants to transmit data to a third party through The Middle Network(SM), the third party must also be a customer of The Middle Network(SM) and have their individual access device provided by MidNet. We electronically establish closed circuits between users, thus establishing a private line of communication. Contrast this to the Internet which effectively provides wide open access to everyone and everyone is using the same bandwidth or circuit. It is relatively easy to introduce a virus or worm into the Internet circuit because it is wide open and unprotected and not a private channel. Since each transmission of data on The Middle Network(SM) is on its own individual closed circuit between two users, a worm or virus would be restricted to that connection and would not spread throughout The Middle Network(SM).

    The Middle Network(SM) is private because we lease private circuits. And because The Middle Network(SM) is a closed, private network, traffic is controlled and bandwidth is consistent and thus reliable. It is more advanced than the Internet because it is private and controlled.


    In addition, use of The Middle Network(SM) could eliminate the need for a company to establish an expensive inter-office private network. The Middle Network(SM) is intended to offer the same protected networking environment as an inter-office private network, but without the associated costs and logistics of operating a private network. Additionally, with a private network, companies may be required to subscribe for bandwidth they may not actually utilize. On The Middle Network(SM), users will only be charged for bandwidth actually used.


    The Middle Network(SM) is comparable to an inter-office private network because it uses private circuits like an inter-office network. As for cost and logistics advantages, to establish an inter-office private network a company must research what is available, solicit quotes, place orders for lines and equipment, buy and install switches, often hire personnel to manage and operate the network, and provide ongoing maintenance and support, 24 hours a day, seven days a week. To further complicate this process, the company could find itself working with multiple telecommunication providers. MidNet, on the other hand, assumes responsibility for these functions and in return our customers pay for the bandwidth actually used.

    The Middle Network(SM) also avoids the problems created by the geographic boundaries or regional focus of telecommunication companies by connecting otherwise disparate systems. Consider your local phone service. Your choice of local phone providers is limited to the companies in your area, and often times you have only one telephone company to choose from (although your local cable company may be able to provide telephone service). The same is true for other telecommunication services. For example, a telecommunication company based in the southeastern part of the United States is going to be limited in its ability to provide telecommunication services to someone located in the northwest because they do not have infrastructure in the northwest. The southeastern Telco must work with their competitor in the northwest to deliver its services. The Middle Network(SM) will not be subject to those geographic limitations. We will be able to connect the customer in the northwest to customers, vendors and other offices located in the southeast. From the users' perspective, MidNet's network will seamlessly span all telecommunications networks and services because we are complementary to the telecommunication companies and not competitive.


    Additionally, the markets for data and Internet-related services are characterized by rapidly changing technology, evolving industry standards, changing customer needs, emerging competition and the frequent introduction of new products and services. The future success of our proposed data services business will depend, in part, on our ability to accomplish the following in a timely and cost-effective manner:

     * effectively use leading technologies and update or convert from existing technologies and equipment;
     *    continue to develop technical expertise;
     *    develop new services that meet changing customer needs; and
     * influence and respond to emerging industry standards and other technological changes.

    Our pursuit of necessary technological advances may require substantial time and expense. Moreover, in the course of our business we must make choices regarding technology based on our understanding of technological trends. If the technology choices we make prove to be incorrect, ineffective or unacceptably costly, our ability to meet our customers' demands for existing and future telecommunications services could be impaired, which would adversely affect our growth and operating results.

DISTRIBUTION


    We plan to distribute and deliver The Middle Network(SM) through:

     - Private circuits we lease from various telecommunication providers, such as AT&T, Verizon and Sprint; and
     - Co-location facilities we lease from various companies, like Level 3 Communications.

    The private circuits include circuits that connect customers to the co-location facilities or aggregation points within a city, as well as long haul circuits between cities. As of August 31, 2004, we have signed bandwidth agreements which provide circuits between Vancouver, Los Angeles, Toronto, Houston, Calgary, Denver and Edmonton. Some of these circuits are in use and others are being established.

    Co-location facilities provide services and space within which we install our equipment. MidNet owns all of the equipment we install in the co-location facilities. As of August 31, 2004, we have signed agreements for co-location facilities in Vancouver, Toronto and Los Angeles.

NEW PRODUCTS OR SERVICES

    We currently have no new products. Our new service, as announced to the public, is a multi-company network that we call The Middle Network(SM).

INDUSTRY


    MidNet is in the general telecommunications industry. Currently, there are many companies that provide digital communications services, data networking services, and application services, but MidNet is unaware of any company that provides a service that currently directly competes with The Middle Network(SM).

    MidNet is creating a commercial alternative to the Internet and private data networks. The Middle Network(SM) will represent a new way to send digital information privately between geographic locations. The Middle Network(SM) is also a digital alternative to parcel courier services such as UPS and Federal Express, allowing the high-speed transfer of information (i.e., digital packages) from location to location in a private and cost effective manner.


COMPETITIVE BUSINESS CONDITIONS

    We believe conventional methods, such as digital communications services, data networking services, and application services, will continue to be a prime source of competition, along with many other Internet based services.

    We believe that acceptance of our services will depend on the following factors, among others:


     * the growth of private networks as a medium for communication and commerce generally, and as a market for intellectual properties, financial products and services in particular;

     * development of a neutral private network infrastructure to support new technologies and handle the demands placed upon electronic communications;
     * government regulation of incumbent and competitive local exchange carriers;
     * our ability to successfully and efficiently develop on-line services that are attractive to a sufficiently large number of consumers and businesses; and
     * a change in the perception among many consumers, businesses and service providers that utilizing our on-line services is more dependable than obtaining competitive services through digital communications services, data networking services, and application services, the existing and more traditional methods.


    Slower response times could adversely affect use of our website, which could make us less competitive. We may be unable to develop and introduce new services or service enhancements in a timely manner. In addition, because the market for our proposed services is in the early stages of development, data pertaining to the volume of visitors to our website and use of our services is difficult to predict. If the volume of website visitors or users of our services falls below our expectations or expectations of financial analysts or the public, we may be unable to successfully market our proposed services. The occurrence of any of these factors could have a material adverse effect upon the very nature of our business and the continuation of our operations.

COMPETITORS


    Many telecommunication companies provide "virtual" private network services. In contrast to a true private network which has a dedicated private circuit, a "virtual" private network actually uses shared networks or bandwidth combined with a software configuration to make it appear private. Companies that provide these services include, for example, AT&T, Verizon and Sprint. However, MidNet is currently unaware of any competitor providing a service that competes directly with The Middle Network(SM) because all other companies providing telecommunication services provide their own proprietary application services along with their telecommunication services. In contrast, MidNet's services are complementary to Inter-Exchange Carriers (IXCs), such as AT&T and Sprint, as well as Competitive Local Exchange Companies (CLECs), such as regional telecommunication companies like Qwest and BellSouth, because both the IXCs and CLECs allow third party ASPs to provide services through The Middle Network(SM). By complementary, we mean that MidNet will use and pay for telecommunication services from IXCs and CLECs to host The Middle Network(SM).

    We do not anticipate that IXCs or CLECs would block MidNet from using their services because we are not competing with those companies. In fact, we are complementary to the IXCs and CLECs and we represent a potential source of revenue to them because we lease circuits from them. In addition, although they can compete with us using their own virtual private networks, we, like all consumers, are granted the right to acquire access under the Telecommunications Act of 1996 and telecommunication companies can not prohibit such access.


    Additional competition may come from independent application service providers, or ASP's, such as Microsoft, Apple and Oracle. ASPs either have to deliver their services over the Internet or create their own private or semi-private networks to provide advanced telecommunication services, such as videoconferencing. The Middle Network(SM) will make it possible for ASP's to provide their services without the need to create their own networks and in a protected environment, unlike the Internet.

OUR COMPETITIVE POSITION


    The Internet is the only direct competition that we are aware of, and we differentiate ourselves by providing a private and reliable network that has the ability to deliver advanced communication services, such as full screen, full resolution videoconferencing, at prices that will compete with existing long distance telephone calling. In addition, the Internet is not exclusive to any one company. The Middle Network(SM) is private because we lease private circuits. And because The Middle Network(SM) is a closed, private network, traffic is controlled and bandwidth is consistent and thus reliable. Additionally, our network will employ a mesh design (i.e., more than one path available) and will have built-in redundancy. Our prices will be competitive with existing long distance telephone rates because we will buy time in bulk and act as a wholesaler.

    We believe competition takes place on many levels, including pricing, convenience in obtaining services, breadth of services offered and ease of use, among others. Our intent is to brand MidNet as one of the leading specialty service providers for businesses that would normally use digital communications services, data networking services and application services.

    Our objective is to provide a service that helps businesses cut through the often perceived clutter, confusion and noise of the marketplace and help them confidently and quickly find what we believe is a new, viable and efficient alternative to the traditional digital communications services, data networking services, and application services.


    We will attempt to brand MidNet as what we believe is a new, private, neutral and cost-effective solution to communication services now provided by digital communications services, data networking services and application services providers. By attempting to provide specialized services for businesses, we will seek to differentiate ourselves from other competing service providers. Our services will allow our proposed customers to utilize a telecommunications network that we call "neutral", because it will allow them a choice between our network versus the traditional and costlier telecommunication service providers. Our specialized service enables interaction between multiple companies in a private network (i.e., a multi-company private network). However, we have no assurance we will be successful in differentiating ourselves from our competitors, or that we will be successful in competing in the marketplace for our proposed services.

    We expect that our operations will depend on a number of third parties over which we will have limited control. Specifically, we intend to lease private transmission lines and co-location spaces from unrelated third-party providers. In addition, we do not plan to own an Internet gateway, but instead, we will rely on a third-party, independent and unrelated service providers to host our website and provide gateway services to public networks. We may experience interruptions in our leased private transmission lines and co-location spaces, as well as our website connection and our telecommunications access due to our reliance upon third parties. This could result in loss of business and revenues. We anticipate that we will use software that is dependent on an operating system, database and server software developed and produced by and licensed by independent third parties. We may discover errors and defects in this third party software and rely on the third parties to correct these errors and defects in a timely manner. Accordingly, continuous or prolonged interruptions in our private transmission lines and co-location spaces, as well as our website connection or in our telecommunications access or services could have an adverse effect upon consumer perception of our ability to provide private network services in a competent, timely and efficient manner.

    A significant barrier to entry in the area of electronic commerce and communications is the secure transmission of confidential information over public and private networks. We will rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure transmission of confidential information. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography or other events or developments will not result in a compromise or breach of the algorithms we may use to protect customer transaction data. If any compromise of our security were to occur, potential users may lack confidence in our site and our ability to protect their business communications and commerce information, such as credit card information, billing address, etc. Furthermore, we may be subject to damage claims from our users or others.

    A party who is able to circumvent our security measures could misappropriate our proprietary information. We may be required to expend significant capital and other resources to protect against security breaches or to alleviate problems caused by breaches. Concerns over the security of Internet transactions and the privacy of users may also inhibit the growth of private networks generally, and The Middle Network(SM) in particular, especially as a means of conducting business and commercial transactions. To the extent that our future activities or those of third party contractors whom we may use involve the storage and transmission of proprietary information, such as business information and data, and financial data, including credit card numbers, security breaches could expose us to a risk of loss or litigation. There can be no assurance that we will be able to implement security measures that will prevent security breaches.


    We cannot provide any assurances as to the actual useful life of any of the technical systems used in The Middle Network(SM). A number of factors will ultimately affect the useful life of each of our systems including, among others, quality of construction, unexpected damage or deterioration and technological or economic obsolescence.

    Interruptions in service or performance problems, for whatever reason, could undermine confidence in our services and cause us to lose customers or make it more difficult to attract new ones. In addition, because many of our services are critical to our customers' businesses, a significant interruption in service could result in lost profits or other loss to customers. Although we attempt to disclaim liability for these losses in our service agreements, a court might not enforce a limitation on liability, which could expose us to financial loss. In addition, we expect to provide some of our customers with guaranteed service level commitments. If we are unable to meet these guaranteed service level commitments for whatever reason, we may be obligated to provide our customers with credits, generally in the form of free service for a short period of time, which could negatively affect our operating results.


    Finally, many of our potential competitors have greater resources, greater marketing presence and greater name recognition than MidNet.


SOURCES AND AVAILABILITY OF RAW MATERIALS

    As of the date of this prospectus, we have no need for raw materials or suppliers.

CUSTOMER BASE


    As of the date of this prospectus, we have three customers. We believe we will expand our customer base in the future and, thus, we do not anticipate we will depend on one or a few major customers. There can be no assurance that this assumption is correct.


CUSTOMERS


    MidNet intends to provide The Middle Network(SM) to ASPs and end-user customers who either receive services from ASPs or have created their own application services or private networks. We currently have only three customers and do not plan to rely on any particular customer(s).

REGULATORY CONSIDERATIONS


    MidNet's multi-company private network (The Middle Network(SM) runs over regulated CLECs and Inter-Exchange Carriers (IXCs). The Middle Network(SM) provides a digital environment to enable ASPs that may or may not be regulated in the future, depending on whether the FCC changes its current rulings under which enhanced service providers, like MidNet, are exempt from federal and state regulations governing common carriers.

    The FCC has to date treated Internet service providers as enhanced service providers. Enhanced service providers are currently exempt from federal and state regulations governing common carriers, including the obligation to pay access charges and contribute to the universal service funds. The FCC is currently examining the status of Internet service providers and the services they provide. If the FCC were to determine that Internet service providers, or the services they provide, are subject to FCC regulation, including the payment of access charges and contribution to the universal service funds, it could affect MidNet by association and significantly increase our cost structure and have a material adverse effect on our business.


    Moreover, the interpretation of sales tax, libel and personal privacy laws applied to electronic commerce is uncertain and unresolved. We may be required to qualify to do business as a foreign corporation in each state or foreign country. Our failure to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties. Any existing or new legislation or regulation, including state sales tax, or the application of laws or regulations from jurisdictions whose laws do not currently apply to our business, could have a material adverse effect on our business, results of operations and financial condition.

    The regulatory requirements to which we are subject could change in a manner that significantly increases our costs or otherwise adversely affects our operations. These include:


     * Our planned interstate and international operations in the United States are governed by the Communications Act of 1934, as amended by the Telecommunications Act of 1996 ("Telecom Act"). There are several ongoing proceedings at the FCC and in the federal courts regarding the implementation of various aspects of the Telecom Act. The outcomes of these proceedings may affect the manner in which we are permitted to provide our services in the United States and may have a material adverse effect on our operations.

     * The intrastate activities of local telephone service companies are regulated by the states in which they do business. A number of states in which we expect to operate are conducting proceedings related to the provision of services in a competitive telecommunications environment. These proceedings may affect the manner in which we are permitted to provide our services in one or more states and may have a material adverse effect on our operations.

     * The laws of the countries in which we operate or will operate govern our operations outside the United States. The regulation of telecommunications networks and services outside the United States varies widely. In some countries, the range of services that we are legally permitted to provide may be limited. In other countries, existing telecommunications legislation is in the process of development, is unclear or inconsistent, or is applied in an unequal or discriminatory fashion, or inadequate judicial, regulatory or other forums are available to address these inadequacies or disputes. Our inability or failure to comply with the telecommunications laws and regulations of one or more of the countries in which we operate or will operate could result in the temporary or permanent suspension of operations in one or more countries. We also may be prohibited from entering certain countries at all or from providing all of our services in one or more countries. In addition, many of the countries in which we will operate are conducting regulatory or other proceedings that will affect the implementation of their telecommunications legislation. We cannot be certain of the outcome of these proceedings. These proceedings may affect the manner in which we will be permitted to provide our services in these countries and may have a material adverse effect on our operations.
     * In the ordinary course of constructing our networks and providing our services we may be required to obtain and maintain a variety of telecommunications and other licenses and authorizations in the countries in which we plan to operate. We also may have to comply with a variety of regulatory obligations. Our failure to obtain or maintain necessary licenses and authorizations, or to comply with the obligations imposed upon license-holders in one or more countries, may result in sanctions, including the revocation of authority to provide services in one or more countries.


SALES AND MARKETING


    MidNet's management is currently directly involved in sales and marketing activities. MidNet believes its management and advisors have the necessary relationships and skills to meet its requirements for sales and marketing for the foreseeable future.

    Mr. Tilo Kunz and Mr. Curtis Staples will implement MidNet's marketing and sales strategy, which will include:

     * Direct marketing to the major companies in the media and entertainment industry such as movie studios, production companies and supporting services (i.e., sound, editing, etc.) by utilizing MidNet's extensive industry contacts and relationships. This will involve contacting operational managers and decision makers (i.e., General Managers, V.P. Operations, Director of IT, etc.) of various companies that understand the merits of our network and how it will enable digitization of their workflows.

     * Direct marketing to the ASPs, which will drive adoption of our network through the growth and expansion of their customer base. In this way, ASPs will act something like a dealer or reseller of our services.

    In addition, our customers will promote growth of The Middle Network(SM) through their customer and vendor relationships. For example, our network will enable real-time collaboration (such as video conferencing). To participate, each party must be on our network. We anticipate that those companies that provide products and services to our customers will be motivated to join our network to secure, maintain and/or grow those business relationships.

INTELLECTUAL PROPERTY

    Our success is dependent upon our ability to protect our intellectual property rights. We rely principally on a combination of a service mark, trade secrets, non-disclosure agreements and other contractual provisions to establish and maintain our proprietary rights. MidNet has applied for a service mark for "The Middle Network(SM)" through the U.S. Patent and Trademark Office.


    The Middle Network(SM) will utilize a unique configuration based on software developed by MidNet to configure private lines and establish transmission sessions. In the future, MidNet plans to apply for defensive patents to protect our configuration technology.


    As part of our confidentiality and operating procedures, we generally enter into nondisclosure and confidentiality agreements with each of our key employees and consultants and limit access to and distribution of our core technology, documentation and other proprietary information.

    Policing the unauthorized use of our intellectual property is difficult. We will use all viable and cost-permissive methods for defending and prosecuting any suspected violators of our intellectual property.

ENVIRONMENTAL LAW COMPLIANCE

    To the extent which environmental compliance may be necessary, we do not anticipate any significant compliance expense.

RESEARCH AND DEVELOPMENT


    The Middle Network(SM) topology resembles a "peer-to-peer" network, rather than a "hub-and-spoke" model. Traffic routing and prioritization happens dynamically at the access point in the customer premise, not in a centralized location. Therefore, MidNet is not limited to a conventional, static network configuration. MidNet's proprietary network design and configuration enables the allocation of bandwidth "on-demand", as opposed to the static point-to-point bandwidth typically offered by Telcos. As a result, MidNet can present itself as a "dynamic private network". This innovative design provides powerful characteristics, which simultaneously enhance flexibility, robustness and security.


    Although the network is based on standardized protocols, the network design and configuration is proprietary and confidential. MidNet uses private lines and runs Asynchronous Transfer Mode ("ATM") on top of them. MPLS or Multi-protocol Label Switching is under consideration as an alternate protocol. Traffic on the private lines is encrypted at the hardware port level using a stream cipher algorithm. There are several additional layers of security.


    MidNet is also building a network configuration tool using open source software, including but not limited to Linux, FreeBSD, Apache, MySQL, Perl, PHP as well as free and commercial application software to run in these environments, for managing the network devices and automatic configuration of system parameters, system firmware updates and system password changes. This tool offers tremendous flexibility while lowering deployment costs, increasing network security and reducing dependency on expert technicians for the deployment of network devices.

    We do not depend on any one equipment supplier. Consequently, there are no primary equipment suppliers identified at this time. Price will be the primary factor in selecting vendors.


    During the last two years, about 1,000 hours per year have been spent on research and development, mostly on evaluating readily available hardware and software, as well as on evaluating aspects relating to integration of these -products. MidNet's costs for research and development relate to equipment used in research and development. Total cost of this equipment for the last two years is approximately $8,000. MidNet did not incur any other costs for research and development. None of the costs of research and development have been borne directly by, or expected to be borne by, our customers.


EMPLOYEES


    As of September 1, 2004, MidNet had a total of 6 full time employees. In addition, MidNet has 2 independent contractors working approximately 35 to 40 hours per week. None of our employees are members of or represented by unions or collective bargaining agreements.


PLAN OF OPERATIONS


    During the previous fiscal year, and prior to the merger with MidNetNV, Registrant had been in the design phase of a web site for the buying, selling, trading and auctioning of collectible and valuable coins on the Internet with no commercial success. MidNet, under new management and direction, has a plan of operation it is currently implementing. As of the date of this filing, MidNet has not generated any revenue from operations and our only major source of funding has been from the issuance of our securities and the exercise of warrants. We believe we have sufficient funds on hand, approximately US$675,000 as of August 31, 2004, to commence the marketing and delivery of our network services to our anticipated customers.

    MidNet's plan of operations over the next 12 months is to commence the marketing and delivery of our network services to our anticipated customers, consistent with our business plan. MidNet is classified as a development stage company because its principal activities involve seeking and developing business activities and commencing operations. MidNet plans to generate revenue by charging customers to send and receive data over The Middle Network(SM). This will include sending and receiving "digital" packages (e.g., digital videos and movies), video conferencing and customers using The Middle Network(SM) as their private company network. Data is measured, and will be billed, in gigabytes. Our pricing is designed to be competitive with traditional shipping services (such as FedEx).

    Anticipated key milestones in implementing our initial phase of operations and the time frame for beginning and completing each milestone are as follows:

Projected Key Milestone                Projected beginning date        Projected completion date
-----------------------                ------------------------        -------------------------
Acquire co-location facilities               April 2004                Vancouver - July 2004;
for launch cities (Vancouver,                                          Los Angeles - September 2004;
Toronto, Los Angeles and New York)                                     Toronto and New York -
                                                                       November 2004

Acquire private, inter city                  April 2004                October 2004
circuits (Vancouver-Los Angeles-
Toronto-New York)

Expand into other key media                  July 2004                 December 2004 to July 2005
centers (Chicago, Montreal and
London, England)

Establish Network Assurance Center           July 2004                 September 2004

Sign first customer                          April 2004                August 2004

Establish Support Center                     July 2004                 October 2004 to December 2004

    Over the next twelve months, MidNet anticipates spending the following amounts on projected expenses deemed material (these figures are only an estimate; actual costs will vary depending on the rate of growth in customers and/or vendor pricing):

     Bandwidth and co-location                   $  800,000
     Personnel costs                             $  750,000
     Sales and marketing                         $  500,000
     Equipment purchased or leased               $  300,000
                                                 ----------
     Total                                       $2,350,000
                                                 ==========

    MidNet has sufficient cash to commence the initial phase of operation; however, we will need to raise additional funds over the next twelve months.

     Funds spent through August 31, 2004 on sales and marketing include the following approximate amounts:

     Sales and marketing staff                   $25,000
     Website and training materials              $12,000
     Other sales and marketing costs             $15,500
                                                 -------
     Total                                       $52,500
                                                 =======

    To date, MidNet has incurred approximately $8,000 in research and development. We do not expect to incur any research and development costs over the next twelve months.

    Over the next twelve months MidNet plans to lease or purchase various electronic equipment required for rollout of the network. The projected cost of this equipment is approximately $300,000. Equipment to be leased or purchased includes: network switches, servers, computers and other technological devices. The total to be expended on equipment over the next twelve months is only an estimate and is subject to customer demand of The Middle Network(SM). If customer demand is weak, equipment costs will likely be less; if customer demand is strong, projected equipment costs could be higher. There are currently no plans to purchase any plant or other significant equipment.

    MidNet expects to increase the number of its employees over the next twelve months as MidNet proceeds with the initial phase of operation. MidNet currently has 8 employees and consultants. Over the next twelve months we project hiring another 10 to 20 employees.


SHORT TERM GOALS.


    MidNet will focus its efforts on enabling the following types of application services:


     *    Digital media transfer
     *    Digital collaboration
     *    Security
     *    Videoconferencing
     *    E-commerce transaction fulfillment
     *    Unified messaging (including email)


    Our initial phase of operation is expected to include what we believe constitute the seven key media centers in North America and Europe: Montreal, Toronto, Vancouver, Los Angeles, Chicago, New York and London, England. In addition, we expect to include Calgary, Edmonton, Denver, Oklahoma City, Houston and Dallas to serve the oil and gas industry. During this phase, MidNet plans to establish connectivity between and within these cities by entering into agreements with various telecommunication companies for local loops and intercity private circuits (i.e., bandwidth). These cities are then connected through co-location facilities which act as an aggregation point for each metropolitan area network. MidNet will rent space in the co-location facilities and will install network switches to facilitate connection to the leased circuits. MidNet has commenced this initial phase and anticipates it will take twelve months.

    MidNet has started signing bandwidth and co-location agreements. The bandwidth agreement includes local loops for our initial customers in Vancouver and bandwidth access linking Vancouver, Los Angeles, New York, Toronto, Houston, Calgary and Denver. These circuits are currently being established. The co-location agreements signed include Vancouver, Los Angeles and Toronto.

    MidNet does not currently plan to enter into any strategic relationships.


LONG TERM GOALS

    Our goal is to expand The Middle Network(SM) to further penetrate both national and international markets, and seek to secure additional business opportunities.

    Management is of the opinion that sufficient working capital may not be available from internal operations during the next twelve month, but believes we have sufficient cash on hand to sustain operations for the next 12 months. However, we may not be able to meet our obligations and commitments from revenues alone.


    MidNet is making its plans based on the assumption we will continue as a going concern, but there is no assurance we will be able to do so. Management is unsure whether proposed operations will be able to provide sufficient revenues to meet operating costs and expansion in the future, and after we have expended cash on hand over the next 12 months.

    MidNet intends to continue efforts to obtain market penetration and consumer awareness of The Middle Network(SM), while focusing and seeking to obtain media-based customers and oil and gas-based customers. Other vertical markets may include, government, security, legal, health, financial, engineering, and other industries that require the movement of large amounts of data in a reliable, high speed and protected environment.

    MidNet expects to require additional funds to further develop its marketing and branding plans, and for business development after its initial 12 months of operation. Although it may need to raise additional funds, there is no assurance that it will be able to obtain such funds. If adequate funds are not available, marketing and branding plans, and business development could be adversely affected.

    We will, however, receive the proceeds, if any, from exercise of the Warrants held by certain Warrant holders on those Warrants that are exercised. We expect to use the proceeds from any such exercise for general working capital purposes in our day-to-day operations. While we regularly evaluate possibilities for the use of funds which may be raised as a part of our long-term business strategy, we do not at the present time have any specific arrangements, agreements or understandings with respect to any such funds in the event any or all of the outstanding Warrants are exercised. As of August 31, 2004, 1,600,000 Warrants out of 2,000,000 Warrants issued have been exercised, resulting in proceeds of $1,200,000.

    A possible source of additional funding is the 400,000 outstanding warrants to acquire 400,000 shares of MidNet's restricted Common Stock, at a price of $.75 per share. If and when all of these warrants are exercised, we could receive an additional $300,000, but there is no assurance any of the warrants will be exercised at any specific time, or at all. The warrants expire on December 19, 2004.


    Future capital requirements will also depend on one or more of the following factors:


     *    market acceptance of MidNet's proposed services;

     *    the extent and progress of research and development programs;
     *    competing technological and market developments; and
     *    the costs of commercializing our proposed services.

    There can be no assurance that funding will be available on favorable terms to permit successful commercialization of the business plan or that we will be successful in our business operations.


    In addition, MidNet has no credit facility or other committed sources of capital. It may be unable to establish credit arrangements on satisfactory terms, if at all. If capital resources are insufficient to meet our future capital requirements, MidNet may have to raise additional funds to continue operations. There can be no assurance that the funds will be available on favorable terms, if at all.

    To the extent that additional capital is raised through the sale of equity and/or convertible debt securities, the issuance of the securities will likely result in substantial dilution to shareholders.


    Until such time as the proposed business is sufficiently developed, MidNet does not expect to have any significant revenues from operations. It anticipates that, if its business plan becomes fully operational, it will generate sufficient revenues to maintain operations. There is no assurance that MidNet will be successful in selling telecommunications services metered in gigabyte units or otherwise generating revenues. MidNet has no other sources of revenue. Therefore, if not successful in its proposed business, MidNet will be unable to achieve revenues under our current business plan.

    If MidNet or its management receives proceeds from the sales of the securities by the selling security shareholders, which neither MidNet nor its management has any intent to do, those persons may have conducted an illegal distribution of our securities and may be deemed underwriters. Accordingly, they will have liability for any material misrepresentations or omissions in this document and otherwise in the offer and sale of securities.

    The principal uses of capital received by us thru August 31, 2004 , in the sum of $1,200,000 from the proceeds from the exercise of warrants, are as follows:

     Salaries                                 $  120,000
     Consultants                              $  119,000
     Equipment purchased                      $   79,500
     Legal & professional                     $   56,000
     Settlement of claims (1)                 $   35,000
     Sales & marketing                        $   27,500
     Deposits                                 $   20,000
     All other operating expenses             $   68,000
     Cash on hand                             $  675,000
                                              ----------
     TOTAL                                    $1,200,000
                                              ==========

(1) Settlement of claims includes:

     (a) $25,000 to repurchase stock from a shareholder because they did not want to participate in a public company and

     (b) $10,000 paid to Robert MacKay, a former officer and consultant, for consulting fees. Total owed to Mr. MacKay was $30,000. Mr. MacKay accepted cash of $10,000 and 15,000 shares of MidNet common stock valued at $15,000. The shares are being registered in this registration statement.

    Our website can be found at: www.midnetinc.com


SUBSEQUENT EVENTS


    On March 17, 2004, we changed our name from Tugboat International Inc., to MidNet, Inc., and, on March 25, 2004, our trading symbol on the OTC Bulletin Board market was changed from "TUGB" to "MIDX".

FLUCTUATIONS IN ANNUAL AND QUARTERLY RESULTS


    MidNet's future annual and quarterly operating results, if any, may fluctuate significantly as a result of numerous factors, including:

     1. The amount and timing of expenditures required to build "The Middle Network";
     2. The amount and timing of revenues based on our ability to attract and secure new customers; and
     3. The emergence of new services and technologies in the market in which MidNet plans to deliver services.

    MidNet also faces foreign currency exchange risk if a majority of its revenue is denominated in U.S. currency and a majority of its operating costs are incurred in Canadian currency. Significant fluctuations in the foreign exchange rate between U.S. and Canadian or other foreign currencies will result in fluctuations in MidNet's annual and quarterly results.


IMPACT OF INFLATION


    MidNet believes that inflation has not had a material effect on its past business.


NEW ACCOUNTING PRONOUNCEMENTS


    In June 2001 the Financial Accounting Standards Board (FASB) issued SFAS No. 141, "Business Combinations" which requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001, establishes specific criteria for the recognition of intangible assets separately from goodwill, and requires that unallocated negative goodwill be written off immediately as an extraordinary gain instead of being deferred and amortized. MidNet will account for business combinations in accordance with the guidance in SFAS No. 141.

    In June 2001 the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets". This statement establishes accounting and reporting standards for goodwill and intangibles for years commencing after December 15, 2001. Whether already acquired or subsequently acquired after the effective date, companies are required to identify intangibles with finite lives and those with indefinite lives. Those intangibles with finite lives are to be amortized over the estimated useful lives of the assets while those with indefinite lives are not to be amortized. Each intangible or goodwill asset should be analyzed at least annually for impairment where the carrying value is in excess of the fair value of the intangibles. The asset's carrying value is to be reduced by a charge to income if the fair value is lower than the carrying value. MidNet has adopted SFAS No. 142 as of December 31, 2001. Management does not feel that the standard will materially affect MidNet.

    In June 2001 the FASB issued SFAS No. 143 "Accounting for Asset Retirement Obligations." SASF 143 requires that retirement obligations be recognized as they occur and display as liabilities. This Statement applies to legal obligations associated with the retirement of a tangible long-lived asset that result from the acquisition, construction, or development and the normal operation of a long-lived asset. Management does not feel that the standard will materially affect MidNet.

    In August 2001 the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 modifies the rules for accounting for the impairment or disposal of long-lived assets. The new rules become effective for fiscal years beginning after December 15, 2001, with earlier application encouraged. Management does not feel that this standard will materially affect MidNet.


REPORTS TO SECURITY HOLDERS

    We are a reporting company under the requirements of the Exchange Act and will file quarterly, annual and other reports with the Securities and Exchange Commission. Our annual report will contain the required audited financial statements. We are not required to deliver an annual report to security holders and will not voluntarily deliver a copy of the annual report to the security holders. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

                             DESCRIPTION OF PROPERTY


    MidNet leases 180 square feet of commercial space at Suite 300, 1055 West Hastings Street, Vancouver, BC Canada V6E 2E9, from an unrelated third party.

    This facility houses a small satellite marketing and sales office. MidNet renewed its lease on January 1, 2004, and the lease expires on December 31, 2004. MidNet's monthly rent payment is Cdn$1,175.00 (approximately US$905).

    MidNet believes that existing facilities are adequate for its needs through the 4th quarter of 2004. Should MidNet require additional space at that time, or prior thereto, MidNet believes that such space can be secured on commercially reasonable terms and without undue operational disruption.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    On December 11, 2003, Tugboat International, Inc. ("Tugboat"), by and through its wholly-owned subsidiary, Tugboat Acquisition Corp., a Nevada corporation ("TAC"), entered into a merger and reorganization agreement to acquire 100% of the total issued and outstanding shares of MidNet, Inc., a Nevada corporation ("MidNetNV"), from the shareholders of MidNetNV, in full and sole consideration of 7,506,000 shares of Tugboat's restricted Common Stock, representing 58% of the then total outstanding shares of Common Stock of Tugboat, post-merger. The transaction did not involve the transfer of any funds. The 7,506,000 shares were issued directly by Tugboat from its authorized but unissued shares of Common Stock. The shareholders of MidNetNV now have direct beneficial ownership and voting control of registrant.

    In addition, the holders of 300,000 shares of Preferred Stock of MidNetNV exchanged their shares for 300,000 shares of Tugboat Preferred Stock, $.0001 per share par value. The 300,000 Tugboat Preferred Shares have the identical rights and preferences as the 300,000 Preferred Shares issued by MidNetNV. In addition, options for members of the Advisory Board and a consultant of MidNetNV to acquire 1,260,000 restricted shares of MidNetNV, at an exercise price of $.50 per share, were exchanged for options to acquire 1,260,000 restricted shares of Tugboat, at an exercise price of $.50 per share, on the same terms and conditions of the MidNetNV options. None of these options have been exercised by the holders.

    There are no arrangements or understandings among members of the former and/or the new control groups of MidNet and/or their respective associates with respect to the election of directors or other matters.

    Concurrent with the merger, the following persons were appointed as Directors of MidNet: Ruedi Aschwanden, Tilo Kunz and Peter Fentiman. Karen A. Batcher resigned as President, Secretary and Treasurer of Tugboat and the Board of Directors appointed Peter Fentiman to serve as President and CEO. Mr. Aschwanden was appointed to serve as interim Secretary and Treasurer.

    There are no arrangements, known to the registrant, the operation of which may, at a subsequent date, result in a change in control of registrant. Four (4) of our management personnel (Messrs. Fentiman, Kunz, Aschwanden and Locke) now have direct beneficial ownership and voting control of 52% of the total issued and outstanding shares of MidNet's Common Stock.

    Subsequent to December 31, 2003, certain holders of warrants to purchase up to 2,000,000 shares of MidNet's restricted Common Stock exercised their warrants to acquire 1,600,000 shares, at a price of $.75 per share. 1,600,000 shares have been issued based upon this exercise. Based upon the exercise of the warrants, as of August 31, 2004, MidNet has received a total of US$1,200,000.00. None of the warrants were held by affiliates of the registrant.

    Under the terms of the Warrant Agreement, MidNet is required, at its sole expense, to register the shares acquired by exercise of the Warrants. Accordingly, the 1,600,000 shares issued upon exercise of the 1,600,000 Warrants are being registered for sale under this registration statement.

    Based on the employment agreements they have with MidNet, commencing March 1, 2004, Messrs. Fentiman, Kunz and Aschwanden, who are officers and directors of MidNet, receive compensation of US$5,000.00 per month for their respective services as officers. They receive no compensation for their respective services as directors, per se.

    The following individuals are, or were, considered promoters of MidNet:


                                                                                   Consideration received
    Name                 Position                 Consideration Received (a)          by Company (b)
    ----                 --------                 --------------------------          --------------
Peter Fentiman       Director, President          2,000,000 shares of common         Cash and services
                     and Chief Executive          stock and 100,000 shares of
                     Officer                      preferred stock were issued in
                                                  exchange for cash
                                                  consideration

Tilo Kunz            Director, Chairman,          2,000,000 shares of common         Cash and services
                     Chief Operating Officer      stock and 100,000 shares of
                                                  preferred stock were issued in
                                                  exchange for cash
                                                  consideration

Ruedi Aschwanden     Director, Chief              2,000,000 shares of common         Cash and services
                     Technology Officer           stock and 100,000 shares of
                                                  preferred stock were issued in
                                                  exchange for cash
                                                  consideration

Christos Papadimas   Previous Director,           5,000,000 shares of common         Cash and services in
                     President & Secretary        stock were issued in exchange      the organization of
                                                  for cash consideration             the at inception

----------
(a) The named individuals did not receive any other money, property, contracts, options or other rights as consideration for their position as a promoter.
(b) The Company did not receive any other assets, services or other consideration.


       MARKET FOR COMPANY'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

    MidNet's shares of Common Stock trade on the OTC Bulletin Board Market under the trading symbol "TUGB" until March 25, 2004, when it changed its symbol to "MIDX". The high and low bid prices of MidNet's Common Stock for the period October-December 2003 (the only quarter in its last two fiscal years that it has been traded), as quoted from the OTC Bulletin Board, are set forth below.


         Quarter               High Bid Price         Low Bid Price
         -------               --------------         -------------

     4th Quarter 2003              $1.30                  $0.35
     1st  Quarter 2004             $3.18                  $1.15
     2nd Quarter 2004              $3.65                  $2.75
     3rd Quarter 2004 thru
     August 31, 2004               $3.32                  $1.90


    The above quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

    In spite of the fact our stock is currently trading on the OTC Bulletin Board, broker-dealers may, nevertheless, be discouraged from effecting transactions in our Shares because they are considered penny stocks and are subject to the penny stock rules.

    Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on NASD brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

    Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt.

    In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.


    As of August 31, 2004, there were approximately 75 holders of record of our common stock.


                             EXECUTIVE COMPENSATION


    The following table shows, for the two-year period ended December 31, 2003, the cash and other compensation paid to MidNet's Chief Executive Officer. No other executive officer had annual compensation in excess of $100,000 during such period.


SUMMARY COMPENSATION TABLE


    No compensation was paid by MidNet to the Chief Executive Officer during the prior two fiscal years.


    MidNetNV paid $19,659 in consulting fees to Mr. Peter Fentiman, Chief Executive Office, during the year ended December 31, 2002. No compensation was paid during the year ended December 31, 2003

OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                    Options          % of Total          Exercise         Expiration
Name/Position (a)                                Granted (#)(b)    Options Granted    Prices ($/share)       Date
-----------------                                --------------    ---------------    ----------------       ----
Tom Locke, Exec. V.P. Strategic Planning            500,000             39.7%             0.50             3/04/2009
Robert Mackay, former officer                       200,000             15.9%             0.50             6/15/2009
Curtis Staples, Exec. V.P. Business Development,
former Advisory Board member                        250,000             19.8%             0.50             2/12/2010
Dr. Panos Nasiopoulos, Advisory Board               210,000             16.6%             0.50             2/12/2010
Jack Leigh, Advisory Board                           50,000              4.0%             0.50             2/12/2010
Roger Jones, Advisory Board                          50,000              4.0%             0.50             2/12/2010
All Optionees                                     1,260,000              100%             0.50             (c)

----------
(a) We did not grant any stock options to our Chief Executive Officer or other most highly compensated executive officers during the fiscal year ended December 31, 2003.

(b) On December 11, 2003, in connection with its merger with MidNetNV, MidNet granted (a) its Advisory Board members (one of the members, Mr. Staples has since assumed a role as Executive Vice President of Business Development of MidNet), (b) a former officer of MidNetNV and (c) a consultant to MidNet, options to purchase a total of 1,260,000 shares of MidNet's restricted Common Stock, at an exercise price of $.50 per share. These options were exchanged for the outstanding MidNetNV options that were previously issued to these individuals.

(c) Currently, no other options have been granted. See expiration date above for each individual.

    We consider the terms of the foregoing option transactions to be fair and reasonable to both us and respective parties involved. All option grants, including exercise prices, were the result of arms'-length negotiations between the parties.


    Although the Board of Directors approved the creation of a stock option plan, no plan was actually prepared or implemented. Nevertheless, although a stock option plan was not in existence, the Board of Directors issued stock options to the individuals named in the above table to acquire 1,260,000 shares of MidNet's restricted common stock.


OPTION EXERCISES


    None of the option holders have exercised options to purchase shares of our common stock as of August 31, 2004.


COMPENSATION OF DIRECTORS


    The directors of MidNet are not compensated for their services although such directors may, from time to time, be awarded options or other incentives by MidNet. However, directors will be reimbursed for their out-of-pocket expenses incurred in connection with their attendance at Board meetings.


CONTRACTUAL ARRANGEMENTS


    On December 11, 2003, MidNet assumed MidNetNV's written consultant contract with Tom Locke, an officer of MidNet. Mr. Locke receives a monthly salary of US$5,000.00 for his services, which are focused primarily on positioning and branding MidNet's services. This contract may be terminated at any time upon 30 days' notice by either party. This contract is being paid on a month-to-month basis.


EMPLOYMENT AGREEMENTS - EXECUTIVE OFFICERS AND CERTAIN SIGNIFICANT EMPLOYEES

    All of the officers and key employees have entered into employment agreements with us. Messrs. Fentiman, Kunz and Aschwanden have written employment agreements which were entered into on March 1, 2004 for a one year term which may be renewed on annual basis by mutual agreement of the parties. The agreements terminate immediately upon the occurrence of any of the following events:

1)   Expiration of the agreement, unless renewed;
2)   Bankruptcy or insolvency of either party;
3)   Death or permanent disability of the employee; or
4)   Dissolution of MidNet.

    Messrs. Locke and Staples have written independent contractor consulting agreements. Ms Gehry has entered into a written employment agreement and Mr. Fasnacht has a verbal agreements. Except for Mr. Locke, each of our officers is compensated at the rate of US$5,000.00 per month, or the sum of US$60,000 per year. Mr. Fasnacht is expected to enter into a written employment agreement with us in the near future. All written employment agreements contain non-compete provisions. Messrs. Locke and Staples consulting agreements do not contain a non-compete provision.

    Copies of these agreements and any amendments thereto are included in the Form SB-2 Registration Statement of which this prospectus is a part, which registration statement has been filed with the Securities and Exchange Commission.

ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement we filed with the United States Securities and Exchange Commission. You should rely only on the information provided in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling security holders are offering to sell, and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. Applicable SEC rules may require us to update this prospectus in the future. This preliminary prospectus is subject to completion prior to this offering.

WHERE YOU CAN FIND MORE INFORMATION

    We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 covering the shares being sold in this offering. We have not included in this prospectus some information contained in the registration statement, and you should refer to the registration statement, including exhibits and schedules filed with the registration statement, for further information. You may review a copy of the registration statement from the public reference section of the Securities and Exchange Commission in Room 1024, Judiciary Plaza, 450 - 5th Street, N.W., Washington, D.C. 20549. You may also obtain copies of such materials at prescribed rates from the public reference section at the Commission, Room 1024, Judiciary Plaza, 450 - 5th Street, N.W., Washington, D.C. 20549. In addition, the Securities and Exchange Commission maintains a Web site on the Internet at the address http://www.sec.gov that contains reports, proxy information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

                              FINANCIAL STATEMENTS

MIDNET, INC.
(Formerly Tugboat International, Inc.)
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------

                                                                  June 30,            December 31,
                                                                    2004                  2003
                                                                 -----------           -----------
                                                                 (unaudited)
ASSETS

CURRENT ASSETS
  Cash                                                           $   775,058           $    67,074
  GST receivable                                                       6,402                    --
                                                                 -----------           -----------
      Total Current Assets                                           781,460                67,074
                                                                 -----------           -----------

PROPERTY, NET OF DEPRECIATION                                         67,377                 6,066

OTHER ASSETS
  Security deposits                                                   20,094                   758
  Prepaid expenses                                                   197,125               220,500
                                                                 -----------           -----------
      Total Other Assets                                             217,219               221,258
                                                                 -----------           -----------

      TOTAL ASSETS                                               $ 1,066,056           $   294,398
                                                                 ===========           ===========

LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                               $     6,861           $     9,934
  Related party payable                                               16,479                    --
  Consulting fees payable                                                 --               130,000
  Taxes payable                                                       16,077                   744
                                                                 -----------           -----------
      Total Current Liabilities                                       39,417               140,678
                                                                 -----------           -----------

COMMITMENTS AND CONTINGENCIES                                             --                    --
                                                                 -----------           -----------
STOCKHOLDERS' EQUITY
  Preferred stock, 20,000,000 shares authorized, $.0001
   par value; 300,000 shares issued and outstanding                       30                    30
  Common stock, 80,000,000 shares authorized,
   $.0001 par value; 15,219,335 and 13,732,935 shares
   issued and outstanding, respectively                                1,525                 1,373
  Additional paid-in capital                                       1,598,880               432,532
  Subscriptions receivable                                                --                  (300)
  Treasury stock                                                     (25,000)                   --
  Accumulated other comprehensive income                               2,002                    --
  Accumulated deficit during development stage                      (550,798)             (279,915)
                                                                 -----------           -----------
      Total Stockholders' Equity                                   1,026,639               153,720
                                                                 -----------           -----------

       TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                $ 1,066,056           $   294,398
                                                                 ===========           ===========

                       See accompanying condensed notes.

MIDNET, INC.
(Formerly Tugboat International, Inc.)
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
--------------------------------------------------------------------------------

                                                                                                            Period from
                                                                                                          January 16, 2002
                                                 Three Months Ended              Six Months Ended           (Inception)
                                             ---------------------------     ---------------------------         to
                                              June 30,        June 30,        June 30,        June 30,        June 30,
                                                2004            2003            2004            2003            2004
                                             -----------     -----------     -----------     -----------     -----------
                                             (unaudited)     (unaudited)     (unaudited)     (unaudited)     (unaudited)
REVENUES                                     $        --     $        --     $        --     $        --     $    21,328
                                             -----------     -----------     -----------     -----------     -----------
EXPENSES
  Salaries expense                                64,383              --          64,383              --          64,383
  Office expense                                  40,395           2,620          53,911           8,169         223,739
  Depreciation                                     4,135             516           4,869           1,032           9,884
  Consulting services                             48,619          14,893          83,082          29,786         198,082
  Professional fees                               23,110             667          52,362           1,333          63,788
  Marketing expense                                6,083              --          12,276              --          12,276
                                             -----------     -----------     -----------     -----------     -----------
      TOTAL OPERATING EXPENSES                   186,725          18,696         270,883          40,320         572,152
                                             -----------     -----------     -----------     -----------     -----------

LOSS FROM OPERATIONS                            (186,725)        (18,696)       (270,883)        (40,320)    $  (550,824)

OTHER INCOME (EXPENSE)
  Other income                                        --              --              --              --              26
  Interest expense                                    --              --              --              --              --
                                             -----------     -----------     -----------     -----------     -----------
      TOTAL OTHER INCOME (EXPENSE)                    --              --              --              --              26
                                             -----------     -----------     -----------     -----------     -----------

LOSS BEFORE TAXES                               (186,725)        (18,696)       (270,883)        (40,320)       (550,798)

INCOME TAXES                                          --              --              --              --              --
                                             -----------     -----------     -----------     -----------     -----------

NET LOSS                                        (186,725)        (18,696)       (270,883)        (40,320)       (550,798)
                                             -----------     -----------     -----------     -----------     -----------
OTHER COMPREHENSIVE INCOME (LOSS)
  Foreign currency translation gain (loss)         2,002              --           2,002              --           2,002
                                             -----------     -----------     -----------     -----------     -----------

COMPREHENSIVE NET INCOME (LOSS)              $  (184,723)    $   (18,696)    $  (268,881)    $   (40,320)    $  (548,796)
                                             ===========     ===========     ===========     ===========     ===========

BASIC AND DILUTED NET LOSS
 PER COMMON SHARE                            $     (0.01)    $       nil     $     (0.02)    $     (0.01)
                                             ===========     ===========     ===========     ===========
BASIC AND DILUTED WEIGHTED
 AVERAGE NUMBER OF COMMON
 STOCK SHARES OUTSTANDING                     15,219,335       7,505,935      14,636,272       7,505,935
                                             ===========     ===========     ===========     ===========

                       See accompanying condensed notes.

MIDNET, INC.
(Formerly Tugboat International, Inc.)
( A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                                               Period from
                                                                                             January 16, 2002
                                                                 Six Months Ended              (Inception)
                                                         --------------------------------           to
                                                           June 30,            June 30,          June 30,
                                                             2004                2003              2004
                                                          -----------         -----------       -----------
                                                          (unaudited)         (unaudited)       (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                $  (270,883)        $   (40,320)      $  (550,798)

  Depreciation                                                  4,869               1,032             9,884
  Adjustments to reconcile net loss
   to net cash used by operating activities:
    Common stock issued for services                               --                  --           140,000
    (Increase) decrease in prepaid expenses                    23,375                  --            23,375
    (Increase) decrease in tax receivable                      (6,402)                (48)           (6,317)
    (Increase) decrease in security deposits                  (19,336)                (24)          (20,094)
    Increase (decrease) in accounts payable                    (3,073)              6,986             6,861
    Increase (decrease) in related party payables              16,479                  --            16,479
    Increase (decrease) in other payables                         333              27,500            (8,923)
                                                          -----------         -----------       -----------
       Net cash used in operating activities                 (254,638)             (4,874)         (389,533)
                                                          -----------         -----------       -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property and equipment                       (66,180)                 --           (77,261)
                                                          -----------         -----------       -----------
       Net cash used in investing activities                  (66,180)                 --           (77,261)
                                                          -----------         -----------       -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Preferred stock issued for cash                                 300                  --               300
  Common stock issued for cash                              1,051,500                  --         1,264,550
  Treasury stock purchased for cash                           (25,000)                 --           (25,000)
  Shareholder loan                                                 --               2,407                --
                                                          -----------         -----------       -----------
       Net cash provided in financing activities            1,026,800               2,407         1,239,850
                                                          -----------         -----------       -----------

Net increase (decrease)  in cash                              705,982              (2,467)          773,056

    Foreign currency translation gain (loss)                    2,002                  --             2,002

CASH, BEGINNING OF PERIOD                                      67,074               2,925                --
                                                          -----------         -----------       -----------

CASH, END OF PERIOD                                       $   775,058         $       458       $   775,058
                                                          ===========         ===========       ===========
SUPPLEMENTAL CASH FLOW DISCLOSURES:
  Interest paid                                           $        --         $        --       $        --
                                                          ===========         ===========       ===========
  Income tax paid                                         $        --         $        --       $        --
                                                          ===========         ===========       ===========
NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Common stock issued for services                        $   115,000         $        --       $   140,000
  Common stock issued for acquisition of subsidiary       $        --         $        --       $        85
  Preferred stock issued for acquistion of subsidiary     $        --         $        --       $       300
  Common stock issued for prepaid expenses                $        --         $        --       $   195,500

                       See accompanying condensed notes.

                                  MIDNET, INC.
                     (Formerly Tugboat International, Inc.)
                          (A Development Stage Company)
            CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2004

NOTE 1 - BASIS OF PRESENTATION

The foregoing unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Regulation S-B as promulgated by the Securities and Exchange Commission. Accordingly, these financial statements do not include all of the disclosures required by generally accepted accounting principles for complete financial statements. These unaudited interim financial statements should be read in conjunction with the Company's audited financial statements for the year ended December 31, 2003. In the opinion of management, the unaudited interim financial statements furnished herein include all adjustments, all of which are of a normal recurring nature, necessary for a fair statement of the results for the interim period presented.

The preparation of financial statements in accordance with generally accepted accounting principles requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and the reported amounts of revenues and expenses during the reporting period. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of the Company's financial statements; accordingly, it is possible that the actual results could differ from these estimates and assumptions that could have a material effect on the reported amounts of the Company's financial position and results of operations.

Certain amounts from prior periods have been reclassified to conform to the current period presentation. This reclassification has resulted in no changes to the Company's accumulated deficit or net losses presented.

Operating results for the six-month period ended June 30, 2004 are not necessarily indicative of the results that may be expected for the year ending December 31, 2004.

NOTE 2 - GOING CONCERN UNCERTAINTY

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has incurred material recurring losses from operations. At June 30, 2004, the Company had an accumulated deficit of $550,798. For the six months ended June 30, 2004, the Company sustained a net loss of $270,883. These factors, among others, indicate that the Company may be unable to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that may be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is contingent upon its ability to obtain additional financing, and to generate revenue and cash flow to meet its obligations on a timely basis. The Company's management is currently putting sales strategies in place which will, if successful, mitigate these factors which raise substantial doubt about the Company's ability to continue as a going concern.

NOTE 3 - STOCKHOLDERS' EQUITY

During the six months ended June 30, 2004, warrants were exercised to acquire 1,402,000 shares of common stock for $0.75 per share. In addition, warrants previously issued to acquire 465,000 shares of common stock at an exercise price of $0.75 remained outstanding. The Company also has 1,260,000 options outstanding which fully expire in 2010.

During the six months ended June 30, 2004, 115,000 shares of common stock were issued for $1.00 per share for consulting services and 30,600 shares of common stock were repurchased and placed in treasury stock for $25,000.

NOTE 4 - CONTRACTS AND AGREEMENTS

On June 16, 2004, the Company executed an agreement with a regional vendor to provide bandwidth services to MidNet, Inc. The agreement is for a one year term and establishes connectivity between four key media centers in North America and local loops between customer premises and co-location facilities. The Company has paid deposits with the vendor of $18,982 as of June 30, 2004.

In June 2004, the Company executed a one year agreement with a local vendor. to provide co-location services for MidNet, Inc. Co-location facilities represent network transition or aggregation points in cities and metropolitan areas. These facilities provide telco grade services and spaces for either a single rack cabinet within which the Company installs its equipment or rooms within which the Company installs multiple rack cabinets.

NOTE 5 - PROVISION FOR TAXES

Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109 (hereinafter "SFAS No. 109"), "Accounting for Income Taxes." Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard imposed by SFAS No. 109 to allow recognition of such an asset.

At June 30, 2004 and December 31, 2003, the Company had net deferred tax assets of approximately $187,000 and $95,000, respectively, principally arising from net operating loss carryforwards for income tax purposes multiplied by an expected rate of 34%. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the net deferred tax asset, a valuation allowance equal to the net deferred tax asset has been established at June 30, 2004 and December 31, 2003. The significant components of the deferred tax asset at June 30, 2004 and December 31, 2003 were as follows:

                                                   June 30,       December 31,
                                                    2004             2003
                                                  ---------        ---------

     Net operating loss carryforward              $ 550,800        $ 280,000
                                                  =========        =========
     Deferred tax asset                           $ 187,000        $  95,000
                                                  =========        =========
     Deferred tax asset valuation allowance       $(187,000)       $ (95,000)
                                                  =========        =========

At June 30, 2004 and December 31, 2003, the Company has net operating loss carryforwards of approximately $550,800 and $280,000, respectively, which expire in the years 2021 through 2023. The change in the allowance account from December 31, 2003 to June 30, 2004 was $92,000.

The above estimates are based upon management's decisions concerning certain elections which could change the relationship between net income and taxable income.

NOTE 6 - RELATED PARTY TRANSACTIONS

The Company has a related party trade payable for advances from shareholders totaling $16,479 as of June 30, 2004. These advances are unsecured, not interest bearing and are payable upon demand. Subsequent to June 30, 2004, the entire amount was repaid.

                                  MIDNET, INC.,
                                 AND SUBSIDIARY
                     (FORMERLY TUGBOAT INTERNATIONAL, INC.)
                              FINANCIAL STATEMENTS
                               FOR THE YEARS ENDED
                          DECEMBER 31, 2003, AND 2002,
                                      WITH
                                 AUDIT REPORT OF
                          CERTIFIED PUBLIC ACCOUNTANTS


                                ARMANDO C. IBARRA
                           Certified Public Accountant
                           A Professional Corporation

Armando C. Ibarra, C.P.A.                   Members of the American Institute of
                                            Certified Public Accountants
Armando Ibarra, Jr., C.P.A., JD             Members of the California Society of
                                            Certified Public Accountants
                                Members of the Better Business Bureau since 1997


                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
MidNet, Inc.
(Formerly Tugboat International, Inc.)
(A Development Stage Company)

We have audited the accompanying consolidated balance sheets of MidNet, Inc. (Formerly Tugboat International, Inc.) as of December 31, 2003 (restated) and 2002 and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended and from the period of January 16, 2002 (inception) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MidNet Inc. (Formerly Tugboat International, Inc.) as of December 31, 2003 and 2002, and the results of their operations and their cash flows for the years then ended and from the period of January 16, 2002 (inception) to December 31, 2003 in conformity with U.S. generally accepted accounting principles.


/s/ Armando C. Ibarra, CPA-APC
------------------------------
Armando C. Ibarra, CPA-APC

January 28, 2004
July 1, 2004 (restated)
Chula Vista, California

                                  MIDNET, INC.
                     (Formerly Tugboat International, Inc.)
                          (A Development Stage Company)
                           Consolidated Balance Sheets
--------------------------------------------------------------------------------

                                                                        Year Ended          Year Ended
                                                                        December 31,        December 31,
                                                                           2003                2002
                                                                         ---------           ---------
                                     ASSETS

CURRENT ASSETS
  Cash                                                                   $  67,074           $   2,925
                                                                         ---------           ---------
TOTAL CURRENT ASSETS                                                        67,074               2,925

 NET PROPERTY & EQUIPMENT                                                    6,066               6,882

OTHER ASSETS
  Security deposits                                                            758                  --
  Prepaid expenses                                                         220,500                 734
                                                                         ---------           ---------
TOTAL OTHER ASSETS                                                         221,258                 734
                                                                         ---------           ---------

      TOTAL ASSETS                                                       $ 294,398           $  10,541
                                                                         =========           =========

                  LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
  Accounts payable                                                       $   9,934           $   4,644
  Consulting fees payables                                                 130,000              75,000
  Shareholder loan                                                              --              12,828
  Taxes payable                                                                744                  --
                                                                         ---------           ---------
TOTAL CURRENT LIABILITIES                                                  140,678              92,472
                                                                         ---------           ---------

      TOTAL LIABILITIES                                                    140,678              92,472

STOCKHOLDERS' EQUITY (DEFICIT)
  Preferred stock, ($.0001 par value, 20,000,000 shares
   authorized; 300,000 shares issued and outstanding
   as of December 31, 2003 and 2002, respectively.)                             30                  30
  Common stock, ($.0001 par value, 80,000,000 shares
   authorized; 13,732,935 and 7,505,935 shares issued and
   outstanding as of December 31, 2003 and 2002, respectively.)              1,373                 751
  Additional paid-in capital                                               432,532             137,819
  Stock subscription receivable                                               (300)               (300)
  Deficit accumulated during development stage                            (279,915)           (220,231)
                                                                         ---------           ---------
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                       153,720             (81,931)
                                                                         ---------           ---------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)                 $ 294,398           $  10,541
                                                                         =========           =========

               See Notes to the Consolidated Financial Statements

                                  MIDNET, INC.
                     (Formerly Tugboat International, Inc.)
                          (A Development Stage Company)
                      Consolidated Statements of Operations
--------------------------------------------------------------------------------

                                                                                    January 16, 2002
                                                                                       (inception)
                                                 Year Ended         Year Ended           through
                                                 December 31,       December 31,       December 31,
                                                    2003               2002               2003
                                                 -----------        -----------        -----------
REVENUES
  Revenues                                       $    21,328        $        --        $    21,328
                                                 -----------        -----------        -----------
TOTAL REVENUES                                        21,328                 --             21,328

GENERAL & ADMINISTRATIVE EXPENSES                     81,038            220,231            301,269
                                                 -----------        -----------        -----------
TOTAL GENERAL & ADMINISTRATIVE EXPENSES               81,038            220,231            301,269

OTHER INCOME & (EXPENSES)
  Other income                                            26                 --                 26
                                                 -----------        -----------        -----------
TOTAL OTHER INCOME & (EXPENSES)                           26                 --                 26
                                                 -----------        -----------        -----------

NET INCOME (LOSS)                                $   (59,684)       $  (220,231)       $  (279,915)
                                                 ===========        ===========        ===========

BASIC EARNINGS (LOSS) PER SHARE                  $     (0.01)       $     (0.03)
                                                 ===========        ===========
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                         7,832,656          7,143,934
                                                 ===========        ===========

DILUTED EARNINGS (LOSS) PER SHARE                $     (0.01)       $     (0.03)
                                                 ===========        ===========
WEIGHTED AVERAGE NUMBER OF
 DILUTED SHARES OUTSTANDING                        9,643,560          8,126,948
                                                 ===========        ===========

               See Notes to the Consolidated Financial Statements

                                  MIDNET, INC.
                     (Formerly Tugboat International, Inc.)
                          (A Development Stage Company)
                  Statement of Changes in Stockholders' Equity
           From January 16, 2002 (inception) through December 31, 2003
--------------------------------------------------------------------------------

                                                              Preferred                          Common
                                               Preferred        Stock           Common            Stock
                                                 Stock          Amount           Stock           Amount
                                                 -----          ------           -----           ------
Stock issued for cash on January
16, 2002 @ $0.0001 per share                                   $   --          7,344,000       $     734

Stock issued for cash on March 31,
2002 @ $1.00 per share                                                           131,335              13

Stock subscription receivable                    300,000           30

Stock issued for consulting services on
December 3, 2002 @ $1.00 per share                                                30,600               4

Net loss, December 31, 2002

BALANCE, DECEMBER 31, 2002                       300,000           30          7,505,935             751
                                             -----------       ------       ------------       ---------
Recapitalization (note 1)                                                      5,544,000             554

Stock issued for cash on December
19, 2003 @ $0.75 per share                                                       133,000              13

Stock issued for consulting services on
December 30, 2003 @ $0.36 per share                                              550,000              55

Net loss, December 31, 2003

BALANCE, DECEMBER 31, 2003                       300,000       $   30         13,732,935       $   1,373
                                             ===========       ======       ============       =========

               See Notes to the Consolidated Financial Statements

                                  MIDNET, INC.
                     (Formerly Tugboat International, Inc.)
                          (A Development Stage Company)
                  Statement of Changes in Stockholders' Equity
           From January 16, 2002 (inception) through December 31, 2003
--------------------------------------------------------------------------------

                                                                             Deficit
                                                                           Accumulated
                                             Additional       Stock          During
                                              Paid-in       Subscription   Development
                                              Capital       Receivable        Stage         Total
                                              -------       ----------        -----         -----
Stock issued for cash on January
16, 2002 @ $0.0001 per share                   $  5,266      $   --       $      --       $   6,000

Stock issued for cash on March 31,
2002 @ $1.00 per share                          107,287                                     107,300

Stock subscription receivable                       270        (300)                             --

Stock issued for consulting services on
December 3, 2002 @ $1.00 per share               24,996                                      25,000

Net loss, December 31, 2002                                                (220,231)       (220,231)

BALANCE, DECEMBER 31, 2002                      137,819        (300)       (220,231)        (81,931)
                                               --------      ------       ---------       ---------
Recapitalization (note 1)                          (469)                                         85

Stock issued for cash on December
19, 2003 @ $0.75 per share                       99,737                                      99,750

Stock issued for consulting services on
December 30, 2003 @ $0.36 per share             195,445                                     195,500

Net loss, December 31, 2003                                                 (59,684)        (59,684)

BALANCE, DECEMBER 31, 2003                     $432,532      $ (300)      $(279,915)      $ 153,720
                                               ========      ======       =========       =========

               See Notes to the Consolidated Financial Statements

                                  MIDNET, INC.
                     (Formerly Tugboat International, Inc.)
                          (A Development Stage Company)
                      Consolidated Statements of Cash Flows
--------------------------------------------------------------------------------

                                                                                                 January 16, 2002
                                                                                                   (inception)
                                                                Year Ended        Year Ended          through
                                                                December 31,      December 31,      December 31,
                                                                   2003              2002              2003
                                                                -----------       -----------       -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                             $   (59,684)      $  (220,231)      $  (279,915)
  Depreciation                                                        2,065             2,950             5,015
  (Increase) decrease in security deposits                             (758)               --              (758)
  (Increase) decrease in prepaid expenses                          (219,766)             (734)         (220,500)
  Increase (decrease) in consulting fees payables                    55,000            75,000           130,000
  Increase (decrease) in taxes payables                                 744                --               744
  Increase (decrease) in accounts payable                             5,290             4,644             9,934
  Common stock issued for services                                       --            25,000            25,000
                                                                -----------       -----------       -----------
     NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES           (217,109)         (113,371)         (330,480)

CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of property & equipment                                (1,249)           (9,832)          (11,081)
                                                                -----------       -----------       -----------
     NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES             (1,249)           (9,832)          (11,081)

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of preferred stock                                            --                30                30
  Issuance of common stock                                              622               747             1,369
  Additional paid in capital                                        294,713           112,823           407,536
  Subscription receivable                                                --              (300)             (300)
  Shareholder loan                                                  (12,828)           12,828                --
                                                                -----------       -----------       -----------
     NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES            282,507           126,128           408,635
                                                                -----------       -----------       -----------

NET INCREASE (DECREASE) IN CASH                                      64,149             2,925            67,074

CASH AT BEGINNING OF YEAR                                             2,925                --                --
                                                                -----------       -----------       -----------
CASH AT END OF YEAR                                             $    67,074       $     2,925       $    67,074
                                                                ===========       ===========       ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
INFORMATION:
  Interest paid                                                 $        --       $        --       $        --
                                                                ===========       ===========       ===========
  Income taxes paid                                             $        --       $        --       $        --
                                                                ===========       ===========       ===========
SUPPLEMENTAL SCHEDULE OF NON-CASH
INVESTING AND FINANCING ACTIVITIES:
  Common stock issued for acquisition of subsidiary               7,505,935                --         7,505,935
                                                                ===========       ===========       ===========
  Preferred stock issued for acquisition of subsidiary              300,000                --           300,000
                                                                ===========       ===========       ===========
  Stock issued for services                                              --            25,000            25,000
                                                                ===========       ===========       ===========

               See Notes to the Consolidated Financial Statements

                                  MIDNET, INC.
                     (Formerly Tugboat International, Inc.)
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                             As of December 31, 2003


NOTE 1.   ORGANIZATION AND DESCRIPTION OF BUSINESS

Tugboat International, Inc. was incorporated in the State of Delaware, United States of America on July 20, 1998, under the Delaware Revised Statutes, Chapter 78, Private Companies. On December 11, 2003 the Company entered into a recapitalization with MidNet, Inc. MidNet, Inc. was incorporated in the State of Nevada, United States of America on January 16, 2002. Effective March 17, 2004 the Company changed its name to MidNet, Inc.

On December 11, 2003 Tugboat International, Inc. and MidNet, Inc. completed an Agreement and Plan of Merger whereby Tugboat International issued 7,505,935 shares of its common stock and 300,000 shares of its preferred stock in exchange for all of the outstanding common stock of MidNet, Inc. Immediately prior to the Agreement and Plan of Merger, Tugboat International, Inc. had 5,544,000 shares of common stock issued and outstanding. The acquisition was accounted for as a recapitalization of MidNet, Inc. because the shareholders of MidNet, Inc. controlled Tugboat International, Inc. after the acquisition. Therefore, Midnet, Inc. was treated as the acquiring entity for accounting purposes and Tugboat International, Inc. was the surviving entity for legal purposes.

The Company operates through its sole subsidiary MidNet, Inc. MidNet, Inc.'s business plan is to provide a reliable network-operating environment within a secure private network and acts as the middle layer between telecommunication infrastructure companies, Application Service Providers and the end users. MidNet, Inc. plans to provide the means to move high-speed secured data, metered in gigabyte units, for a broad mix of services within MidNet's secure environment, including:

     *    Digital media transfer
     *    Digital collaboration
     *    Security
     *    Video conferencing
     *    E-commerce transaction fulfillment
     *    Unified managing (including email)

MidNet, Inc. (the parent Company) is now a holding Company.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31, year end.

B. BASIC EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective January 16, 2002 (inception).

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are computed by dividing the net loss by the weighted average number of common shares outstanding plus stock options and warrants issued and not exercised.

C. CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

D. CONSOLIDATION

The consolidated financial statements of MidNet, Inc. (A Delaware Corporation; formerly Tugboat International, Inc.) include the accounts of the Company and its subsidiary MidNet, Inc. (A Nevada Corporation). MidNet, Inc. is a wholly owned subsidiary. Significant intercompany accounts and transactions have been eliminated in consolidation.

E. INCOME TAXES

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

F. USE OF ESTIMATES

Preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates or assumptions affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of expenses and gains during the reporting periods. Actual results could differ from estimates.

G. RELATED PARTY TRANSACTIONS

Related parties include directors and officers that own shares. The Company discloses all transactions, other than those in the ordinary course of business, with these related parties.

H. PROPERTY & Equipment

Property and equipment are recorded at cost. Minor additions and renewals are expensed in the year incurred. Major additions and renewals are capitalized and depreciated over their estimated useful lives. Depreciation and amortization is calculated using straight-line method for book purposes and accelerated methods for income tax purposes (five years for vehicles and equipment, and seven years for office furniture).

I. DEVELOPMENT STAGE ENTERPRISE

The Company is a development stage enterprise that presents its financial statements in conformity with the generally accepted accounting principles that apply to establish operating enterprises. As such, the Company charges all administrative expenses to operations in the year they occur. The Company capitalizes only those costs that it expects to recover through future operations and those costs are subject to a regular review for possible impairment.

As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to December 31, 2003.

J. FOREIGN CURRENCY

All financial information is expressed in US dollars. Financial assets and liabilities denominated in a currency other than US dollars are translated using the period end exchange rates. Revenues and expenses denominated in other than US dollars are translated using the average exchange rates for the period. Currency gains or losses are treated as a current period transaction and are reported on the operating statement.

NOTE 3. PREPAID EXPENSES

As of December 31, 2003 the Company had prepaid expenses in the amount of $220,500. $25,000 of this amount was paid in advance for legal services that are to be performed in 2004. This amount was expensed in the first quarter of 2004. On December 30, 2003 the Company issued 550,000 in common stock to an individual as full consideration for consulting services. As of the date of issuance there had been no consulting services performed and in accordance with EITF 96-18A the Company established the measuring date as December 30, 2003.

NOTE 4. CONSULTING FEES PAYABLE

The Company entered into an agreement with two consultants on April 1, 2002 and June 1, 2002 respectively, in which the consultants agree to provide strategic planning and financial services the Company, for a fee of $5,000 each per month. During the year the Company accrued $55,000 in consulting fees and terminated the consulting agreement for financial services. Cash payment of the fees shall commence once the Company is successful in raising funds and the financing is in place. The consultant, at his option, will have the opportunity to take shares at a value of $1.00 US per share in lieu of cash, or a combination of cash and shares.

NOTE 5. GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has generated only nominal amounts of revenue. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. It is management's plan to seek additional capital through sale of its securities through private placements.

NOTE 6. PROPERTY & EQUIPMENT

A summary of property and equipment, and the related depreciation expense is as follows:

                                                 2003               2002
                                               --------           --------
     Property & Equipment
     Office Equipment                          $ 11,081           $  9,832
                                               --------           --------
     Total Office Equipment                      11,081              9,832
     Accumulated depreciation                    (5,015)            (2,950)
                                               --------           --------
     Net Property & Equipment                  $  6,066           $  6,882
                                               ========           ========

NOTE 7. INCOME TAXES

a. The Company is in the development stage and has earned only nominal revenue and no income. No provision for additional income tax recovery has been recorded by the Company due to its losses indicating that, more likely than not, none of the deferred income tax assets will be realized.

b. Due to the Company not having earned income, it has an effective tax rate of zero percent.

c. Losses available for deduction against future taxable income are as follows:

                                                            Loss Expiration Date
                                                            --------------------
     2002 Net Operating Loss            $(220,231)                  2022
     2003 Net Operating Loss              (59,684)                  2023
                                        ---------
     Net Operating Loss                 $(279,915)
                                        =========

d.

                                                         As of December 31, 2003
                                                         -----------------------
     Deferred tax assets:
     Net operating tax carryforwards                              $ 92,417
     Other                                                               0
                                                                  --------
     Gross deferred tax assets                                      92,417
     Valuation allowance                                           (92,417)
                                                                  --------

     Net deferred tax assets                                      $      0
                                                                  ========

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 8. STOCK TRANSACTIONS

For stock transactions with other than employee(s) stock issuances are in accordance with paragraph 8 of SFAS 123, where issuances shall be accounted for based on the fair value of the consideration received. Transactions with employee(s) stock issuance are in accordance with paragraphs (16-44) of SFAS 123, where issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliable measurable.

On January 16, 2002, the Company issued 7,344,000 shares of common stock for cash valued at $0.0001 per share.

On March 31, 2002, the Company issued 131,335 shares of common stock for cash valued at $1.00 per share.

On March 31, 2002, the Company issued a stock subscription of 300,000 shares of preferred stock valued at $0.001 per share.

On December 3, 2002, the Company issued 30,600 shares of common stock for consulting services valued at $1.00 per share.

On December 19, 2003, warrants were exercised where the Company issued 133,000 shares of common stock for cash valued at $0.75 per share.

On December 30, 2003, the Company issued a stock subscription of 550,000 shares of common stock valued at $0.36 per share.

As of December 31, 2003 the Company had 13,732,935 shares of common stock outstanding.

NOTE 9. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of December 31, 2003.

Preferred stock, $0.0001 par value; 20,000,000 shares authorized; 300,000 and 300,000 shares issued and outstanding as of 2003 and 2002, respectively.

Common stock, $0.0001 par value; 80,000,000 shares authorized; 13,732,935 and 7,505,935 shares issued and outstanding as of 2003 and 2002, respectively.

NOTE 10. ISSUANCE OF SHARES FOR SERVICES

In accordance with paragraph 8, SFAS 123 and EITF 96-18, all transactions in which goods or services are the consideration received for the issuance of equity instruments shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

A total of 550,000 shares of common stock were issued for consulting services for the year ended December 31, 2003. As of December 31, 2003, the consulting services have not been provided.

NOTE 11. STOCK OPTIONS AND WARRANTS

The Company's accounting is in accordance with FASB 123 and EITF 96-18A in recording warrants or stock options. The Company uses the fair value base method of accounting for employee stock options or similar instrument. Under the fair value based method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. As of December 31, 2003, the Company had granted various directors and non-directors options to purchase shares as follows:

                                                Exercise
                                 Options         Prices          Expiration
     Date of Grant              Granted (#)     ($/share)           Date
     -------------              -----------     ---------           ----
     3/4/2002                    500,000          0.50            3/04/2009
     6/15/2002                   200,000          0.50            6/15/2009
     2/12/2003                   560,000          0.50            2/12/2010
                                 -------
     Total Options Granted      1,260,000
                                =========

In December 2003, the Company issued warrants to purchase up to 2,000,000 shares of the Company's restricted Common Stock, at an exercise price of $0.75 per share. The warrants expire and become worthless on December 19, 2004.

NOTE 12. SUBSEQUENT EVENTS

On March 17, 2004 the Company formally changed its name to MidNet, Inc. Subsequent to December 31, 2003, the holders of 1,535,000 warrants, consisting of 41 separate and unrelated holders, have exercised their warrants to acquire 1,535,000 shares of the Company's restricted Common Stock at a price of $0.75 per share. Based upon the exercise of the warrants, the Company received a total of $1,151,250. None of the warrants were issued to or held by affiliates of the registrant. None of the shares of Common Stock issued upon exercise of the warrants were issued to, or are held by affiliates, either directly or indirectly.

                                6,846,335 SHARES


                                  MIDNET, INC.

                                  COMMON STOCK

                               -------------------
                               P R O S P E C T U S
                               -------------------

                                 _________, 2004


DEALER PROSPECTUS DELIVERY REQUIREMENT

    Until __________________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the General Corporation Law of the State of Delaware provides that a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, staff, and agents, against expenses incurred in any action, suit, or proceeding. There are no specific provisions regarding indemnification in either our Articles or the Bylaws.

    We have not sought or obtained any director or officer insurance coverage or made any other arrangements for the funding of any indemnification obligation we might incur under the terms of Delaware law.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our corporation in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses.

    We have agreed to pay all the costs and expenses of this offering. Selling Security Holders will pay no offering expenses.

           Item                                          Expense
           ----                                          -------
  SEC Registration Fee                                 $ 2,219.62
  Legal Fees and Expenses                              $ 5,000.00
  Accounting Fees and Expenses                         $ 1,500.00
  Miscellaneous*                                       $ 1,280.38
                                                       ----------
  Total                                                $10,000.00
                                                       ==========

RECENT SALES OF UNREGISTERED SECURITIES.


    The following sets forth certain information concerning the currently outstanding securities of MidNet which were sold or issued by MidNet during the last two years without the registration of the securities under the Securities Act in reliance on exemptions from such registrations requirements.

    From July 1998 through August 2004, we issued 15,284,335 shares of our Common Stock, par value, $.001 per share, under exemptions from registration provided in Regulation D promulgated under the Securities Act and/or Section 4(2) of the Securities Act of 1933, as amended. No underwriters were used in these transactions, and no fees or commissions were paid to anyone.

    On July 20, 1998, MidNet issued 5,000,000 shares of common stock for $1,000.00 cash to Christos Papadimas, founder, director and officer. The stock was issued in reliance on an exemption from registration for non public offerings contained in section 4 (2) of the Securities Act of 1933, as amended. These securities were sold directly by MidNet. The offerings were conducted without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person. Mr. Papadimas is an "accredited" investor, as that term is defined under Rule 501 of Regulation D promulgated under the Act.

    Between February 11, 1999 through March 20, 1999, MidNet sold 169,000 common shares to 45 persons at $0.10 per share for a total of $16,900. The shares were issued on March 20, 1999. The shares were sold in reliance on an exemption from registration contained in Regulation D, Rule 504 of the Securities Act of 1933, as amended. These securities were sold directly by MidNet. The offerings were conducted without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person. The purchasers were sophisticated investors who had invested in start-up companies and were able to and understood they could lose their entire investment.

    On November 15, 2000, MidNet issued 250,000 shares of common stock for $50.00 cash to J. Michael Page, a director of MidNet. The issuance was made in reliance upon Rule 506 under Regulation D, and/or under Section 4(2) of the Securities Act of 1933, as amended, as a private transaction, not involving a public offering. These securities were sold directly by MidNet. The offerings were conducted without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person. The purchaser was an "accredited" investor.

    On May 14, 2001, MidNet issued 62,500 shares of common stock for cash valued at $0.10 per share to Icon Technologies, Inc (a private corporation not known to have any affiliation with MidNet). The issuance was made in reliance of Rule 506 under Regulation D and/or under Section 4(2) of the Securities Act of 1933, as amended, as a private transaction, not involving a public offering. These securities were sold directly by MidNet. The offerings were conducted without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person. The purchaser was an "accredited" investor.

    On May 18, 2001, MidNet issued 62,500 shares of common stock for cash valued at $0.10 per share to Checkers Investments Ltd. (a private corporation not known to have any affiliation with MidNet). The issuance was made in reliance of Rule 506 under Regulation D and/or under Section 4(2) of the Securities Act of 1933, as amended, as a private transaction, not involving a public offering. These securities were sold directly by MidNet. The offerings were conducted without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person. The purchaser was an "accredited" investor.


    On December 11, 2003 the stockholders approved the acquisition of MidNet, Inc. a Nevada corporation for 7,505,935 shares of common stock and 300,000 shares of preferred stock. Shares were issued as follows:

                                                        # Common     # Preferred
Name                       Position                      Shares         Shares
----                       --------                      ------         ------
Peter Fentiman             Director, President and      2,448,000      100,000
                           Chief Executive Officer
Tilo Kunz                  Director, Chairman, Chief    2,448,000      100,000
                           Operating Officer
Ruedi Aschwanden           Director, Chief Technology   2,448,000      100,000
                           Officer

Various (12 individuals)   MidNetNV shareholders          161,935            0

                                                        ---------      -------
Total                                                   7,505,935      300,000
                                                        =========      =======

    The issuance was made in reliance of Rule 506 under Regulation D and/or under Section 4(2) of the Securities Act of 1933, as amended, as a private transaction, not involving a public offering. In addition, options for the then four (4) members of the MidNetNV Advisory Board and two consultants to MidNetNV (one of whom was a former officer of MidNetNV) to acquire 1,260,000 restricted shares of MidNetNV, at an exercise price of $.50 per share, were exchanged for options to acquire 1,260,000 restricted shares of Tugboat, at an exercise price of $.50 per share, on the same terms and conditions of the MidNetNV options. The options are currently held by the same six (6) persons, who are now the three
(3) members of our Advisory Board, one former consultant and former officer of MidNetNV, one current consultant, Mr. Staples and one of our officers, Mr. Locke. As of March 31, 2004, none of these options to purchase 1,260,000 restricted shares have been exercised. All of these parties are "accredited" investors.


    On December 30, 2003, MidNet issued 550,000 in common stock to an individual (U.S. citizen) as full consideration for consulting services, pursuant to a Form S-8, filed December 18, 2003. The services include computer consulting services to develop and expand registrant's business operations and provide general business consulting services to registrant. None of the services relate to the offer or sale of securities in a capital raising transaction or the direct or indirect promotion or maintenance of a market for the registrant's securities.

    In December, 2003, MidNet issued warrants to purchase up to 2,000,000 shares of MidNet's restricted Common Stock, at an exercise price of $.75 per share. No consideration was received for the issuance of the warrants because MidNet wanted to establish a relationship with persons and entities which MidNet believed could provide a source or sources of potential financing for MidNet in the future. Accordingly, MidNet issued the subject warrants. The exercise price of $0.75 per share was in excess of the market price of MidNet's shares at the time the warrants were issued and was, in the opinion of MidNet, fair and reasonable at the time. As of August 31, 2004, the holders of 1,600,000 warrants, consisting of 41 separate and unrelated holders, have exercised their warrants to acquire 1,600,000 shares of MidNet's restricted Common Stock, at a price of $.75 per share. 1,600,000 shares have been issued based upon this exercise. Based upon the exercise of the warrants, as of August 31, 2004, MidNet has received a total of US$1,200,000. None of the warrants were issued to or held by affiliates of the registrant. None of the shares of Common Stock issued upon exercise of the warrants were issued to, or are held by affiliates, either directly or indirectly. The Warrants expire and become worthless on December 19, 2004. These were issued to "accredited" investors and was exempt under Rule 506.

    In February 2004, MidNet repurchased 30,600 shares of restricted Common Stock from a shareholder for $25,000 because they did not want to participate in a public company.

    In March 2004, MidNet issued 100,000 shares of restricted Common Stock to Tom Locke, an officer of MidNet, in lieu of and as consideration for US$100,000 owed to Mr. Locke pursuant to his consulting agreement with MidNet. The shares were valued at $1.00 per share. The issuance was made in reliance of Rule 506 under Regulation D and/or under Section 4(2) of the Securities Act of 1933, as amended, as a private transaction, not involving a public offering. These securities were sold directly by MidNet. The offering was conducted without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person. He is an "accredited" investor.

    In March 2004, MidNet issued 15,000 shares of restricted Common Stock to Robert MacKay, a former officer and consultant of MidNet, in lieu of and as consideration for US$30,000 owed to Mr. MacKay pursuant to his consulting agreement with MidNet. Mr. MacKay accepted cash of $10,000 and 15,000 shares of MidNet common stock valued at $15,000. The shares were valued at $1.00 per share. The issuance was made in reliance of Rule 506 under Regulation D and/or under Section 4(2) of the Securities Act of 1933, as amended, as a private transaction, not involving a public offering. These securities were sold directly by MidNet. The offering was conducted without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person. He is an "accredited" investor.

    The foregoing transactions are exempt from the registration provisions of the Securities Act of 1933, as amended, by reason of exemptions from registration afforded by Section 4 (2) thereof as constituting private transactions not involving a public offering. The transfer thereof has been appropriately restricted by MidNet. The offers and sales should not be integrated with the public offering herein in reliance upon the safe harbor interpretation of Rule 152 under which it is the view of the Staff of the SEC that the filing of a registration statement following an offering otherwise exempt under Section 4 (2) does not vitiate the exemption in that Section.


EXHIBITS


Exhibit
Number               Exhibit Description
-------              -------------------
 3.1       Articles of Incorporation*
 3.1.1     Amendment to Articles, dated March 17, 2004**
 3.2       Bylaws*
 4         Instrument Defining the Right of Holders - Share Certificate
 4.1       Warrant Agreement**
 5         Legal Opinion - Michael J. Morrison, Chtd. ***
 10.1 Employment Agreement between Peter Fentiman and Registrant, dated March 1, 2004 ***
 10.2      Employment Agreement between Tilo Kunz and Registrant, dated
           March 1, 2004 ***
 10.3 Employment Agreement between Ruedi Aschwanden and Registrant, dated March 1, 2004 ***
 10.4 Independent Contractor Agreement between Tom Locke and Registrant, dated June 30, 2002 ***
 10.5 Employment Agreement between Kassandra Gehry and Registrant, dated May 1, 2004 ***
 10.6 Independent Contractor Agreement between Curtis Staples and Registrant, dated April 1, 2004 ***
 21        List of subsidiaries
 23        Consent of Experts - Armando C. Ibarra, CPA
 99.1      Office Lease, dated January 1, 2004 ***
 99.2      Waiver of registration rights in connection with merger


----------
*    Previously filed with original 10-SB-12g, filed January 2, 2001.
** Previously filed with original Form SB-2, File No. 333-114306 filed April 8, 2004.

*** Previously filed with amended Form SB-2/A (Amendment No. 1), File No. 333-114306 filed July 12, 2004.

                                  UNDERTAKINGS

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether this indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     a. Include any prospectus required by Section 10(a)(3)of the Securities Act of 1933;

     b. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     c. Include any additional or changed material information on the plan of distribution.

2. That, for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5. In the event that a claim for indemnification against the liabilities, other than the payment by the Registrant of expenses incurred and paid by a direct- or, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by the director, officer or controlling person in connection with the securities being registered by this registration statement, will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

                                   SIGNATURES


    In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned President, in the City of North Vancouver, B.C., Canada, on this 8th day of September, 2004.


                               MidNet, Inc.

                               By: /s/ Peter Fentiman
                                  ----------------------------------
                                  Peter Fentiman, President


Date: September 8, 2004


    In accordance with the requirements of the Securities act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/ Peter Fentiman                        /s/ Ken Fasnacht
---------------------------               ---------------------------------
Peter Fentiman                            Ken Fasnacht


Title: President & Director               Title: Treasurer, Chief Accounting &
Date:  September 8, 2004                         Financial Officer and Secretary
                                          Date:  September 8, 2004


/s/ Tilo Kunz
------------------------
Tilo Kunz


Title: Chairman, Chief Operating Officer & Director
Date:  September 8, 2004